                                     Massachusetts Mutual Life Insurance Company
                                     Home Office:
                                     1295 State Street
                                     Springfield, Massachusetts  01111-0001


     Survivorship Flexible Premium Adjustable Variable Life Insurance Policy

--------------------------------------------------------------------------------

INSURED NO. 1    JANE C. DOE
INSURED NO. 2    JOHN A. DOE
POLICY DATE      JANUARY 1, 2004                 POLICY NUMBER         123456789

ISSUE DATE       JANUARY 1, 2004                 INITIAL FACE AMOUNT    $100,000

--------------------------------------------------------------------------------
Dear Policy Owner:

READ YOUR POLICY CAREFULLY. It has been written in readable language to help you understand its terms. We have used examples to explain some of its provisions. These examples do not reflect the actual amounts or status of this policy. As you read through the policy, remember the words "we," "us," and "our" refer to Massachusetts Mutual Life Insurance Company.

We will, subject to the terms of this policy, pay the death benefit to the Beneficiary when due proof of the death of both Insureds has been received at our Administrative Office. However, due proof of the first death must be furnished when it occurs.

The terms of this policy are contained on this and the following pages. For service and information on this policy, contact the agent who sold the policy, any of our agency offices, or our Administrative Office.

YOU HAVE THE RIGHT TO RETURN THIS POLICY. If you decide not to keep this policy, return it within 10 days after you receive it. It may be returned by delivering or mailing it to our Administrative Office, to any of our agency offices, or to the agent who sold the policy. Then, the policy will be as though it had never been issued. We will promptly refund (a) any premium paid for this policy, plus
(b) interest credited to this policy under the Guaranteed Principal Account, plus or minus (c) an amount that reflects the investment experience of the investment divisions of the Separate Account under this policy to the date the policy is received by us, minus (d) any amounts withdrawn and any policy debt.

Signed for Massachusetts Mutual Life Insurance Company.

Sincerely yours,

             /s/ R. J O'Connell                         /s/ Ann F. Lomeli

                 PRESIDENT                                    SECRETARY

This Policy provides that:     A death benefit is payable when both Insureds
                               have died. Within specified limits, flexible premiums may be paid while either Insured is living.

                               This policy is participating - Annual dividends may or may not be paid.

The amount of death benefit and the duration of insurance coverage may be fixed or variable as described in Parts 3 and 6.
The variable account value of the policy may increase or decrease in accordance with the experience of the Separate Account. There are no minimum guarantees as to the variable account value. The Guaranteed Principal Account earns interest at a rate not less than the minimum described in the Interest On Fixed Account Value provision.

P5-2004                                                               (a504mxrs)

Policy Summary

This Summary briefly describes some of the major policy provisions. Since it does not go into detail, the actual provisions will prevail. See the provisions for full information and any limits that may apply. The "Table Of Contents" shows where the provisions may be found.

This is a variable universal life insurance policy on the lives of two Insureds. We will pay a death benefit if both Insureds die while the policy is in force. "In force" means that the insurance has not terminated. "Variable" means that values depend on the investment performance of the Separate Account shown in the Policy Specifications and are not guaranteed as to dollar amount. "Universal life" means that, subject to the limits and conditions stated in the policy, the amount of insurance may be adjusted and flexible premium payments may be made.

Premiums for this policy are flexible. After the first premium has been paid, there is no requirement that any specific amount of premium be paid on any date. Instead, within the limits stated in the policy, any amount may be paid on any date during the lifetime of either Insured.

Premiums are applied to increase the value of this policy. Monthly charges are due, and deducted from the value of this policy, each month. If the value cannot cover the monthly charges for a month and premiums paid do not meet certain requirements, the policy may terminate at the end of 61 days. There is, however, a right to reinstate the policy.

Other rights available under this policy include the rights to:

     .  Change the Owner or any Beneficiary;
     .  Assign this policy;
     . Receive any dividends that may or may not be allocated to this policy; . Change the Face Amount;
     .  Change the Death Benefit Option;
     .  Make loans;
     .  Make withdrawals;
     .  Surrender this policy;
     . Allocate net premiums among the Guaranteed Principal Account and the divisions of the Separate Account; and
     . Transfer values between the Guaranteed Principal Account and the divisions of the Separate Account.

This policy also includes a number of Payment Options. They provide alternate ways for us to pay the death benefit or the amount payable upon surrender of the policy.

P5-2004                                                               (a504mxrs)

                                            TABLE OF CONTENTS

Policy Specifications

                                              Page No.                                                 Page No.
                                              --------                                                 --------
Part 1. - The Basics Of This Policy ..........   1          Administrative Charge ...................     13
 The Parties Involved - Owner, Insureds,                    Face Amount Charge ......................     13
   Beneficiary, Irrevocable Beneficiary ......   1          Insurance Charge ........................     13
 Dates - Policy Date, Policy Anniversary                    Rider Charge ............................     14
 Dates, Policy Year, Monthly Charge Date,                 Grace Period And Termination ..............     14
   Issue Date, Valuation Date, Register                     Termination .............................     14
   Date ......................................   2          Grace Period ............................     14
 Financial Transaction .......................   2          Grace Period Notification ...............     15
 Policy A Legal Contract .....................   2          Premium Paid To Avoid Termination .......     15
 Representations And Contestability ..........   3          Determining Amount Of Premium Needed
 Misstatement Of Age Or Gender ...............   3            To Avoid Termination ..................     16
 Death By Suicide ............................   3
 Meaning Of In Force .........................   4       Part 4. - Guaranteed Death Benefit Safety
 Meaning Of Second Death .....................   4                       Test .......................     17
 Simultaneous Deaths .........................   4        Guaranteed Death Benefit Measure ..........     17
 Face Amount .................................   5        Minimum Premium Requirement ...............     17
 Year Of Coverage ............................   5        Interest On The Guaranteed Death
 Ages - Issue Age, Attained Age ..............   5          Benefit Measure .........................     18
 Written Request .............................   5        Guaranteed Death Benefit Monthly
 In Good Order ...............................   5          Factors .................................     18
 Currency ....................................   5        Guaranteed Death Benefit Monthly
 Administrative Office .......................   5          Face Amount Factor ......................     18
 General Investment Account ..................   5        Guaranteed Death Benefit Monthly
                                                            Insurance Factor ........................     18
Part 2. - Premium Payments ...................   5        Safety Test Examples ......................     19
 The First Premium ...........................   5
 Planned Premiums ............................   5       Part 5. - Life Benefits ....................     20
 Premium Flexibility And Premium Notices .....   6        Policy Ownership ..........................     20
 Where To Pay Premiums .......................   6          Rights Of Owner .........................     20
 Right To Refund Premiums ....................   6          Changing The Owner Or Beneficiary .......     20
 Net Premium .................................   7          Transfers Of Values .....................     20
 Guaranteed Death Benefit Safety Test                       Limits On Transfers .....................     20
   Premium And Net Guaranteed Death                         Assigning This Policy ...................     21
   Benefit Safety Test Premium ...............   7          Annual Report ...........................     21
 Allocation Of Net Premiums ..................   8        This Policy's Share In Dividends ..........     21
                                                               Policy Is Participating ..............     21
Part 3. - Accounts, Values, And Charges ......   9          How Dividends May Be Used ...............     22
 The Separate Account And The Guaranteed                      Dividend After Death Of Insured .......     22
     Principal Account ........................  9        Right To Change The Face Amount ...........     22
   The Separate Account .......................  9          Increases In The Face Amount ............     22
   Changes In The Separate Account ............ 10           Decreases In The Face Amount ...........     23
   Accumulation Units ......................... 10           Evidence Of Changes ....................     23
   Purchase And Sale Of Accumulation Units .... 10        Borrowing Against This Policy .............     23
   The Guaranteed Principal Account ........... 10           Right To Make Loans ....................     23
 Values Of This Policy ........................ 11           Effect Of Loan .........................     23
   Account Value Of Policy .................... 11           Maximum Loan Available .................     24
   Variable Account Value Of Policy ........... 11           Interest On Loans ......................     24
   Fixed Account Value Of Policy .............. 11           Policy Debt Limit ......................     24
   Interest On Guaranteed Principal Account ... 11           Repayment Of Policy Debt ...............     25
 Monthly Policy Charges ....................... 12           Other Borrowing Rules ..................     25
   Monthly Charges ............................ 12

P5-2004                                                               (a504mxrs)

TABLE OF CONTENTS (continued)

Surrendering This Policy And Making                        Alternate Life Income .....................    31
    Withdrawals ..............................  25            Electing A Payment Option ..............    32
  Right To Surrender .........................  25            Effective Date And Payment Dates .......    32
  Net Surrender Value ........................  25            Withdrawals And Changes ................    32
  Making Withdrawals .........................  25            Income Protection ......................    32
 How We Pay ..................................  27            Other Payment Option Rules .............    32
Reinstating This Policy ......................  27
 When Policy May Be Reinstated ...............  27
 Requirements To Reinstate ...................  27        Part 8. - Notes On Our Computations .......     33
 Policy After Reinstatement ..................  27            Net Investment Factor ..................    33
 Reports To Owner ............................  28            Daily Separate Account Asset Charge ....    33
  Illustrative Report ........................  28            Accumulation Unit Value ................    34
                                                              Adjustment Of Units And Values .........    34
Part 6. - The Death Benefit ..................  28            Basis Of Computation ...................    34
  Amount Of Death Benefit ....................  28            Method Of Computing Values .............    34
  Death Benefit Options ......................  28
  Minimum Death Benefit ......................  29         Payment Option Rates Tables ...............    35-41
  Changes In The Death Benefit Option ........  29
  When We Pay ................................  30
  Interest On Death Benefit ..................  30

Part 7. - Payment Options ....................  30
  Availability Of Options ....................  30
  Minimum Amounts ............................  30
  Description Of Options .....................  31
  Options 1, 2, 3, 4, 5, 6 ...................  31

Any riders and endorsements, and a copy of the application for the policy, follow page 41.

P5-2004                                                               (a504mxrs)

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                              POLICY SPECIFICATIONS
     SURVIVORSHIP FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

                                                               ISSUE AGE  GENDER
INSURED NO. 1     JANE C. DOE                                     35      FEMALE
INSURED NO. 2     JOHN A. DOE                                     35      MALE
POLICY DATE       JANUARY 1, 2004            POLICY NUMBER          123456789
ISSUE DATE        JANUARY 1, 2004            INITIAL FACE AMOUNT    $100,000

RISK CLASSES      SEE THE TABLE(S) OF MAXIMUM MONTHLY INSURANCE CHARGES
--------------------------------------------------------------------------------

Subject to the terms of this policy, the Face Amount is adjustable. If the Face Amount is adjusted, then revised and additional Policy Specifications will be sent.

DEATH BENEFIT OPTION (See Part 6 of this policy.)      1
MONTHLY CHARGE DATES                                   1st day of each month

FIRST PREMIUM                                          $1,000.00
PLANNED PREMIUM                                        $1,000.00
PLANNED PREMIUM FREQUENCY                              Annual

POLICY CHARGES AND FEES:
  MAXIMUM PREMIUM EXPENSE CHARGE                       5.00% of premium payments
    DURING EACH YEAR OF COVERAGE (See Net
      Premium provision in Part 2.)
  MAXIMUM MONTHLY ADMINISTRATIVE CHARGE*               $12.00 through Attained Age 99 of younger
                                                        Insured; $0.00 thereafter

  MAXIMUM MONTHLY FACE AMOUNT CHARGE*
      Years 1 - 20                                     $0.23
      Years 21 and later                               $0.00
  MAXIMUM MONTHLY INSURANCE CHARGE*                    See the Table(s) Of Maximum Monthly Insurance Charges
  RIDER CHARGES*                                       See the Policy Specifications for the Rider(s), if any

  MAXIMUM LOAN INTEREST RATE EXPENSE CHARGE
      Policy Years 1 - 15                              1.00%
      Policy Years 16 and later                        0.25%
  MAXIMUM WITHDRAWAL FEE                               $25.00 per withdrawal
  SURRENDER CHARGE                                     See the Table(s) Of Surrender Charges
  MAXIMUM SEPARATE ACCOUNT ASSET CHARGE**              0.90%
      Daily equivalent                                 0.0000245475
  MAXIMUM TRANSFER FEE                                 2.00% of the transferred amount

 * For more information, see the "Monthly Policy Charges" section in Part 3 of this policy. Monthly charges beyond Attained Age 99 of the younger Insured are zero.
** For more information, see the Net Investment Factor provision in Part 8 of this policy.

Note: Unless this policy is kept in force because the Guaranteed Death Benefit Safety Test has been met, neither the timely payment of planned premiums nor the issuance of the policy with a planned premium of $0.00 necessarily guarantees that this policy will stay in force until both Insured's have died.

                       POLICY SPECIFICATIONS PAGE 1 OF 11

--------------------------------------------------------------------------------
                              POLICY SPECIFICATIONS
     SURVIVORSHIP FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED NO. 1    JANE C. DOE
INSURED NO. 2    JOHN A. DOE
POLICY DATE      JANUARY 1, 2004                       POLICY NUMBER   123456789
ISSUE DATE       JANUARY 1, 2004
--------------------------------------------------------------------------------

LIMIT ON PREMIUM PAYMENTS IN ANY POLICY YEAR:

The maximum limit for premium payments in any Policy Year is the greatest of:

..  $962.00;
.. The amount of premiums paid in the preceding Policy Year; and .. The largest premium that would not increase the Insurance Risk.

LIMIT ON TOTAL PREMIUM PAYMENTS:

As of any date, the maximum limit on the sum of the premiums paid under this policy is the greater of items A and B below. This limit may be revised if the policy is changed. These changes include, but are not limited to, withdrawals, changing the Face Amount or Death Benefit Option, and adding or deleting benefit riders. If the limit is revised, new Policy Specifications will be sent.

   A. $ 6,427.74;

   B. $    608.91 multiplied by the result of one (1) plus the number of full
      Policy Years elapsed.

                       POLICY SPECIFICATIONS PAGE 2 OF 11

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                              POLICY SPECIFICATIONS
     SURVIVORSHIP FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED NO. 1     JANE C. DOE
INSURED NO. 2     JOHN A. DOE
POLICY DATE       JANUARY 1, 2004                      POLICY NUMBER   123456789
ISSUE DATE        JANUARY 1, 2004

SEPARATE ACCOUNT INFORMATION (See The Separate Account provision in Part 3.)

The Separate Account referred to in this policy is Massachusetts Mutual Life Variable Life Separate Account I.

The current divisions of the Separate Account are:

  American Century(R)VP Income & Growth        MML Inflation-Protected Bond
  American Century(R)VP Value                  MML Large Cap Value
  American Funds(R)Asset Allocation            MML Managed Bond
  American Funds(R)Growth-Income               MML Money Market
  Fidelity(R)VIP Contrafund(R)                 MML OTC 100
  Franklin Small Cap Value Securities          MML Small Cap Equity
  Goldman Sachs Capital Growth                 MML Small Cap Growth Equity
  INVESCO Financial Services                   MML Small Company Opportunities
  INVESCO Health Sciences                      Oppenheimer Aggressive Growth
  INVESCO Technology                           Oppenheimer Bond
  Janus Aspen Balanced                         Oppenheimer Capital Appreciation
  Janus Aspen Capital Appreciation             Oppenheimer Global Securities
  Janus Aspen Worldwide Growth                 Oppenheimer High Income
  MFS(R)Investors Trust                        Oppenheimer International Growth
  MFS(R)New Discovery                          Oppenheimer Main Street
  MML Blend                                    Oppenheimer Strategic Bond
  MML Emerging Growth                          Scudder VIT Small Cap Index
  MML Enhanced Index Core Equity               T. Rowe Price Blue Chip Growth
  MML Equity                                   T. Rowe Price Equity Income
  MML Equity Index                             Templeton Foreign Securities
  MML Growth Equity

The types of investments and the objectives for each division are given in the Prospectus.

                       POLICY SPECIFICATIONS PAGE 3 OF 11

                              POLICY SPECIFICATIONS
     SURVIVORSHIP FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED NO. 1   JANE C. DOE
INSURED NO. 2   JOHN A. DOE
POLICY DATE     JANUARY 1, 2004                         POLICY NUMBER 123456789
ISSUE DATE      JANUARY 1, 2004

MINIMUM ANNUAL INTEREST RATE FOR THE                       3.00% (decimal monthly equivalent
    GUARANTEED PRINCIPAL ACCOUNT                             0.0024662698)
                                                                  (decimal daily equivalent
                                                             0.0000809863)

LOAN INTEREST RATE (See Interest On Loans in Part 5.)      4.00%

MINIMUM FACE AMOUNT                                        $100,000
MINIMUM FACE AMOUNT INCREASE                               $50,000

RIDER(S) ATTACHED TO THIS POLICY:

None

                       POLICY SPECIFICATIONS PAGE 4 OF 11

                              POLICY SPECIFICATIONS
     SURVIVORSHIP FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED NO. 1   JANE C. DOE
INSURED NO. 2   JOHN A. DOE
POLICY DATE     JANUARY 1, 2004                         POLICY NUMBER 123456789
ISSUE DATE      JANUARY 1, 2004

                       PREMIUM EXPENSE FACTOR:   431.00

                   TABLE OF MAXIMUM MONTHLY INSURANCE CHARGES

                      RATES PER THOUSAND OF INSURANCE RISK

RISK CLASSES: INSURED NO. 1: NONTOBACCO
              INSURED NO. 2: NONTOBACCO

   ATTAINED                   ATTAINED                 ATTAINED
  AGE OF THE                 AGE OF THE               AGE OF THE
   YOUNGER      MONTHLY       YOUNGER       MONTHLY     YOUNGER      MONTHLY
   INSURED       RATE         INSURED        RATE       INSURED       RATE
   -------       ----         -------        ----       -------       ----
      35        0.00020          57         0.10390        79        3.95350
      36        0.00060          58         0.12220        80        4.55870
      37        0.00120          59         0.14350        81        5.25320
      38        0.00180          60         0.16870        82        6.05600
      39        0.00260          61         0.19880        83        6.98100
      40        0.00350          62         0.23560        84        8.01510
      41        0.00470          63         0.28100        85        9.14980
      42        0.00610          64         0.33640        86       10.36440
      43        0.00770          65         0.40200        87       11.65480
      44        0.00960          66         0.47840        88       13.00030
      45        0.01180          67         0.56570        89       14.41260
      46        0.01440          68         0.66440        90       15.89200
      47        0.01740          69         0.77770        91       17.45990
      48        0.02100          70         0.91150        92       19.15680
      49        0.02520          71         1.08070        93       21.05470
      50        0.03010          72         1.26810        94       23.36810
      51        0.03600          73         1.50760        95       26.51700
      52        0.04310          74         1.79530        96       31.35470
      53        0.05160          75         2.13050        97       39.59520
      54        0.06180          76         2.51400        98       54.65260
      55        0.07380          77         2.94440        99       83.33000
      56        0.08790          78         3.42110

The above rates are based on the following mortality tables:
       INSURED NO. 1 - Commissioners 1980 Standard Ordinary Nonsmoker Mortality
                       Table - Female
       INSURED NO. 2 - Commissioners 1980 Standard Ordinary Nonsmoker Mortality
                       Table - Male

The Maximum Monthly Insurance Charge rate for the younger Insured's Attained Ages above 99 is 0.00.

                       POLICY SPECIFICATIONS PAGE 5 OF 11

                              POLICY SPECIFICATIONS
     SURVIVORSHIP FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED NO. 1   JANE C. DOE
INSURED NO. 2   JOHN A. DOE
POLICY DATE     JANUARY 1, 2004                         POLICY NUMBER 123456789
ISSUE DATE      JANUARY 1, 2004

                GUARANTEED DEATH BENEFIT SAFETY TEST INFORMATION

GUARANTEED DEATH BENEFIT SAFETY TEST PREMIUM                     $499.00

NET GUARANTEED DEATH BENEFIT SAFETY TEST PREMIUM                 $474.05

GUARANTEED DEATH BENEFIT PAY PERIOD END DATE                     01/01/2069

GUARANTEED DEATH BENEFIT GUARANTEE END DATE                      01/01/2069

INITIAL NO LAPSE PERIOD                                          20 Years

MINIMUM MONTHLY PREMIUM                                          $20.00

ANNUAL SAFETY TEST INTEREST RATE                                 3.00%


NOTES

1. The Guaranteed Death Benefit Safety Test Premium and Net Guaranteed Death Benefit Safety Test Premium amounts reflected above were calculated assuming the Planned Premium Frequency listed on Policy Specifications Page
     1. If Guaranteed Death Benefit Safety Test Premium payments are not made on or before each scheduled premium payment date, your policy could fail the Guaranteed Death Benefit Safety Test and enter the Grace Period. To satisfy the Guaranteed Death Benefit Safety Test, the entire Net Guaranteed Death Benefit Safety Test Premium must be allocated to the Guaranteed Principal Account. The Guaranteed Death Benefit Safety Test Premium and the Net Guaranteed Death Benefit Safety Test Premium shown above may increase or decrease due to changes in your policy or as a result of certain policy transactions (see the Guaranteed Death Benefit Safety Test Premium And Net Guaranteed Death Benefit Safety Test Premium provision). If the Guaranteed Death Benefit Safety Test Premium or the Net Guaranteed Death Benefit Safety Test Premium change, new Policy Specifications will not be sent. The new amount(s) will be noted in your Quarterly Statement, however, you should contact your agent and request an illustration before making a policy change or transaction.

2. If "Not Applicable" is reflected for the Guaranteed Death Benefit Safety Test Premium, Net Guaranteed Death Benefit Safety Test Premium, Guaranteed Death Benefit Pay Period End Date and Guaranteed Death Benefit Guarantee End Date, we were unable to determine premium amounts that would guarantee your policy will not lapse based on the guarantee period and payment period you requested.

3. Even if the Guaranteed Death Benefit Safety Test is met, the policy can terminate before its Guaranteed Death Benefit Guarantee End Date if the policy debt limit is reached. Please read the Termination, Grace Period and Policy Debt Limit provisions for more information.

                       POLICY SPECIFICATIONS PAGE 6 OF 11

                              POLICY SPECIFICATIONS
     SURVIVORSHIP FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED NO. 1  JANE C. DOE
INSURED NO. 2  JOHN A. DOE
POLICY DATE    JANUARY 1, 2004                          POLICY NUMBER 123456789
ISSUE DATE     JANUARY 1, 2004


            GUARANTEED DEATH BENEFIT SAFETY TEST INFORMATION (Cont.)


GUARANTEED DEATH BENEFIT MEASURE INTEREST RATE     4.20%
    Decimal monthly equivalent                           0.0034343793
    Decimal daily equivalent                       0.0001127240

GUARANTEED DEATH BENEFIT FACTORS
    MONTHLY FACE AMOUNT FACTOR
      Years 1 - 20                         0.23
      Years 21 and later                   0.00
    RIDER FACTORS                          See the Policy Specifications for the
                                            Rider(s), if any

                        TABLE OF GUARANTEED DEATH BENEFIT
                            MONTHLY INSURANCE FACTORS

              PER THOUSAND OF GUARANTEED DEATH BENEFIT MEASURE RISK

     ATTAINED                 ATTAINED                 ATTAINED
    AGE OF THE               AGE OF THE               AGE OF THE
     YOUNGER      MONTHLY     YOUNGER       MONTHLY    YOUNGER      MONTHLY
     INSURED      FACTOR      INSURED       FACTOR     INSURED      FACTOR
     -------      ------      -------       ------     -------      ------

       35        0.000146       57         0.049556      79        1.240386
       36        0.000640       58         0.057020      80        1.454359
       37        0.001309       59         0.065695      81        1.700234
       38        0.002129       60         0.075736      82        1.979427
       39        0.003091       61         0.087405      83        2.294290
       40        0.004235       62         0.100825      84        2.650216
       41        0.005638       63         0.116085      85        3.055563
       42        0.007273       64         0.133670      86        3.514789
       43        0.009203       65         0.153924      87        4.015775
       44        0.011413       66         0.177352      88        4.560501
       45        0.014030       67         0.204515      89        5.160405
       46        0.017121       68         0.235952      90        5.791742
       47        0.020670       69         0.272273      91        6.475019
       48        0.024212       70         0.314449      92        7.183395
       49        0.028209       71         0.363454      93        7.926146
       50        0.032638       72         0.420396      94        8.718350
       51        0.037037       73         0.487140      95        9.338135
       52        0.040872       74         0.565749      96       10.132475
       53        0.044819       75         0.658756      97       10.948531
       54        0.048878       76         0.768624      98       11.784352
       55        0.037375       77         0.898285      99       12.641477
       56        0.043013       78         1.055880

There are no Guaranteed Death Benefit factors after the younger Insured's Attained Age 99.

                       POLICY SPECIFICATIONS PAGE 7 OF 11

                             POLICY SPECIFICATIONS
     SURVIVORSHIP FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED NO. 1  JANE C. DOE
INSURED NO. 2  JOHN A. DOE
POLICY DATE    JANUARY 1, 2004                           POLICY NUMBER 123456789
ISSUE DATE     JANUARY 1, 2004


                           TABLE OF SURRENDER CHARGES


             IF SURRENDER OCCURS IN
                   POLICY YEAR                   SURRENDER CHARGE
                   -----------                   ----------------
                        1                            $1,431.00
                        2                            $1,287.90
                        3                            $1,187.73
                        4                            $1,087.56
                        5                            $1,016.01
                        6                              $944.46
                        7                              $872.91
                        8                              $815.67
                        9                              $744.12
                       10                              $686.88
                       11                              $643.95
                       12                              $586.71
                       13                              $529.47
                       14                              $472.23
                       15                              $414.99
                       16                              $357.75
                       17                              $300.51
                       18                              $228.96
                       19                              $114.48
                       20 and later                      $0.00




For more information about surrender charges, see Part 5 of this policy.

                       POLICY SPECIFICATIONS PAGE 8 OF 11

                              POLICY SPECIFICATIONS
     SURVIVORSHIP FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED NO. 1  JANE C. DOE
INSURED NO. 2  JOHN A. DOE
POLICY DATE    JANUARY 1, 2004                           POLICY NUMBER 123456789
ISSUE DATE     JANUARY 1, 2004


                              DEATH BENEFIT FACTORS

     ATTAINED                 ATTAINED                 ATTAINED
    AGE OF THE               AGE OF THE               AGE OF THE
     YOUNGER                  YOUNGER                  YOUNGER
     INSURED      FACTOR      INSURED       FACTOR     INSURED      FACTOR
     -------      ------      -------       ------     -------      ------

         35        2.50          57          1.42         79         1.05
         36        2.50          58          1.38         80         1.05
         37        2.50          59          1.34         81         1.05
         38        2.50          60          1.30         82         1.05
         39        2.50          61          1.28         83         1.05
         40        2.50          62          1.26         84         1.05
         41        2.43          63          1.24         85         1.05
         42        2.36          64          1.22         86         1.05
         43        2.29          65          1.20         87         1.05
         44        2.22          66          1.19         88         1.05
         45        2.15          67          1.18         89         1.05
         46        2.09          68          1.17         90         1.05
         47        2.03          69          1.16         91         1.04
         48        1.97          70          1.15         92         1.03
         49        1.91          71          1.13         93         1.02
         50        1.85          72          1.11         94         1.01
         51        1.78          73          1.09         95         1.00
         52        1.71          74          1.07         96         1.00
         53        1.64          75          1.05         97         1.00
         54        1.57          76          1.05         98         1.00
         55        1.50          77          1.05         99         1.00
         56        1.46          78          1.05

Death Benefit Factor for Attained Ages above 99 is 1.00. These Death Benefit Factors are used to determine the amount of the minimum death benefit. For more information, see Part 6 of this policy.

                       POLICY SPECIFICATIONS PAGE 9 OF 11

                              POLICY SPECIFICATIONS
     SURVIVORSHIP FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED NO. 1         JANE C. DOE
INSURED NO. 2         JOHN A. DOE
POLICY DATE           JANUARY 1, 2004                    POLICY NUMBER 123456789
ISSUE DATE            JANUARY 1, 2004

                                OWNER INFORMATION

OWNER

THE INSUREDS JOINTLY OR THE SURVIVING INSURED

                       POLICY SPECIFICATION PAGE 10 OF 11

                              POLICY SPECIFICATIONS
     SURVIVORSHIP FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED NO. 1         JANE C. DOE
INSURED NO. 2         JOHN A. DOE
POLICY DATE           JANUARY 1, 2004                    POLICY NUMBER 123456789
ISSUE DATE            JANUARY 1, 2004

                             BENEFICIARY INFORMATION

BENEFICIARY

JAMES B. DOE, SON OF THE INSUREDS

                       POLICY SPECIFICATION PAGE 11 OF 11

Part 1.   The Basics Of This Policy

In this Part, we discuss some definitions and insurance concepts necessary to understand this policy. The words "we," "us," and "our" refer to Massachusetts Mutual Life Insurance Company.

The Parties                The Owner is the person who owns this policy, as
Involved -                 shown in our records. The Owner has the right to
Owner, Insureds,           exercise rights and privileges and to receive
Beneficiary,               benefits under the terms of this policy during the
Irrevocable                lifetime of either Insured.  If the Owner designated
Beneficiary                under the terms of this policy is not living and if
                           the policy does not provide otherwise, the Owner will be the estate of the last Owner to die.

                           For more information about the rights and benefits available to the Owner, see the "Policy Ownership"
                           section in Part 5.

                           The Insureds are the two persons whose lives this policy insures. An Insured may be the Owner of this policy, or someone else may be the Owner.

                           Example: You buy a policy insuring your own life and your spouse's life, and naming yourself as Owner. In this case, you are both an Insured and the Owner. If you buy a policy insuring two other lives and naming yourself as the Owner, then the Owner is not an Insured.

                           A Beneficiary is any person named in our records to receive the death benefit after both Insureds have died. There may be different classes of Beneficiaries, such as primary and secondary. These classes set the order of payment. There may be more than one Beneficiary in a class.

                           Example: Elizabeth is named as primary (first) Beneficiary. Rachel and David are named as Beneficiaries in the secondary class. If Elizabeth is alive when the second death occurs, she receives the death benefit. If Elizabeth is not alive but Rachel and David are alive when the second death occurs, Rachel and David receive the death benefit.

                           Any Beneficiary may be named an Irrevocable
                           Beneficiary. An Irrevocable Beneficiary is one whose consent is needed to change that Beneficiary, but has no other rights under this policy.

                           If no Beneficiary designated under this policy survives both Insureds, the Beneficiary will be the Owner unless the policy states otherwise. The interest of any Beneficiary will be subject to any assignment of this policy that is binding on us and to any payment option in effect at the time of the second death.

                           See the "Policy Ownership" section in Part 5, and see "Part 7. Payment Options."

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Dates - Policy Date,       The Policy Date is shown in the Policy
Policy Anniversary         Specifications. It is the starting point for
Date, Policy Year,         determining Policy Anniversary Dates, Policy Years,
Monthly Charge             and Monthly Charge Dates. The first Policy
Date, Issue Date,          Anniversary Date is one year after the Policy Date.
Valuation Date,            The period from the Policy Date to the first Policy
Register Date              Anniversary Date, or from one Policy Anniversary Date
                           to the next, is called a Policy Year.

                           The Monthly Charge Dates are the dates on which monthly charges for this policy are due. The first Monthly Charge Date is the Policy Date. Subsequent Monthly Charge Dates are the same day of each month thereafter.

                           Example: The Policy Date is June 10, 20X4. The first Policy Anniversary Date is one year later, June 10, 20X5. The period from June 10, 20X4, through June 9, 20X5, is a Policy Year. The first Monthly Charge Date is June 10, 20X4. The next Monthly Charge Date is one month later, July 10, 20X4.

                           The Issue Date is also shown in the Policy
                           Specifications. The Issue Date starts the contestability and suicide periods. We discuss contestability and suicide later in this Part.

                           A Valuation Date is any day the New York Stock Exchange (or its successor) is open for trading. The Valuation Date ends when the New York Stock Exchange closes, usually 4 p.m. Eastern Time. A Financial Transaction will be effective as of the Valuation Date on which the transaction request is received in good order at our Administrative Office. If the transaction is not in good order when we receive it, the transaction will be effective as of the Valuation Date on which it first becomes in good order. If the transaction is received after the end of a Valuation Date or on any day the New York Stock Exchange is not open, the transaction will be effective as of the next Valuation Date.

                           The Register Date is the date that we first allocate net premium payments for this policy among the Guaranteed Principal Account and the divisions of the Separate Account. It is the Valuation Date that is on, or next follows, the later of:

                           .  The day after the Issue Date; and
                           . The day we receive in good order the first premium for this policy at our Administrative Office.

Financial                  A Financial Transaction is any transaction that
Transaction                requires the purchase or sale of accumulation units.
                           Examples of Financial Transactions are premium payments, transfers, loans and withdrawals.

Policy A Legal             This policy is a legal contract between the Owner and
Contract                   us. The entire contract consists of the policy, which
                           includes the application and any rider(s) and endorsement(s) the policy has. We have issued this policy in return for the application and the payment of the first premium. Any changes or waiver of its terms must be in writing and signed by our Secretary or an Assistant Secretary to be valid.

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                           A copy of the initial application is attached to and
                           made a part of this policy. Any subsequent applications requesting changes in the policy also will become part of the contract; copies of any such applications will be sent to the Owner for attachment to the policy.

Representations            We rely on all statements made by or for either or
And                        both Insureds in the application(s). Legally, those
Contestability             statements are considered to be representations and
                           not warranties.

                           We can bring legal action to contest the validity of this policy, or any policy change requiring evidence of insurability, for any material misrepresentation of a fact. To do so, however, the misrepresentation must have been in the initial application or in a subsequent application, and a copy of that application must have been attached to (or sent to the Owner for attachment to) and made a part of this policy.

                           The initial Policy Specifications are attached to this policy when issued. If a policy change is made, we will send to the Owner any revised or additional Policy Specifications for attachment to the policy.

                           Except for any policy change or reinstatement requiring evidence of insurability, we cannot, in the absence of fraud, contest the validity of this policy:

                           . With respect to any material misrepresentation in the application regarding the insurability of Insured No. 1, once the policy has been in force during the lifetime of Insured No. 1 for two years after its Issue Date; or
                           . With respect to any material misrepresentation in the application regarding the insurability of Insured No. 2, once the policy has been in force during the lifetime of Insured No. 2 for two years after its Issue Date.

                           For any policy change requiring evidence of insurability, we cannot, in the absence of fraud, contest the validity of the change with respect to each Insured after the change has been in effect for two years during the lifetime of that Insured.

                           If evidence of insurability is required to reinstate this policy (see "Reinstating This Policy" in Part
                           5), our right to contest the validity of this policy begins again on the date of reinstatement. For each Insured living on that date, we cannot, in the absence of fraud, contest once the reinstated policy has been in force during the lifetime of that Insured for two years after that reinstatement date.

Misstatement Of            If the date of birth or gender of either Insured as
Age                        given in the application is not correct, Or Gender
                           the Face Amount (discussed in this Part) will be adjusted. The adjustment will reflect the amount provided by the most recent monthly insurance charges using the correct ages and genders. If the adjustment is made while either Insured is living, monthly charges after the adjustment will be based on the correct ages and genders.

Death By Suicide           If either Insured commits suicide, while sane or
                           insane, within two years after the Issue Date of this policy and while the policy is in force, this policy will terminate. In this case, we will refund to the Owner the amount of premiums accepted for this policy, less any amounts withdrawn and less any policy debt.

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

                           If either Insured commits suicide, while sane or insane, within two years after this policy is reinstated and while the policy is in force, this policy will terminate. In this case, we will refund to the Owner any amount paid to reinstate this policy and any premiums accepted thereafter, less any amounts withdrawn and less any policy debt.

                           If either Insured commits suicide, while sane or insane, within two years after the effective date of any increase in the Face Amount, the increase will terminate. In this case, we will refund to the Owner the monthly charges made for that increase. However, if a refund as described in either of the two preceding paragraphs is payable, there will be no additional refund for the increase.

                           Monthly charges are discussed in Part 3. Withdrawals, policy debt, and reinstatement are discussed in Part 5.

Meaning Of                 "In force" means that the insurance provided by this
In Force                   policy is in effect and has not  terminated. This
                           policy will be in force on the later of (a) its Issue
                           Date or, (b) the date the first premium is received, unless:

                           . There has been a change in the insurability of either Insured prior to the Issue Date;
                           . The Company has issued an amendment to the application or requested additional information; or
                           . The Company has requested a statement verifying the current insurability of either or both Insureds.

                           If any of the above conditions apply, the policy will be considered in force on the later of (a) the date all required supplemental information is received, in good order, at our Administrative Office, and (b) the date the first premium is received. Supplemental information may include, but is not limited to:

                           .  Evidence of policy delivery,
                           . Evidence that there has been no material change in an Insured's health, and
                           .  Completed Application amendments.

                           This policy will continue in force to the second death unless:

                           . Either Insured commits suicide within two years after the Issue Date or the date the policy is reinstated;
                           . The policy terminates under the terms of the Grace Period and Termination provisions in Part 3; or
                           .  The policy is surrendered.

Meaning Of                 The "second death" under this policy means the death
Second Death               of the survivor of the Insureds.

Simultaneous               The Insureds may die at the same time, with no
Deaths                     reasonable way to determine who died  first. In this
                           case, we will assume that Insured No. 2 died before Insured No. 1. However, the Owner may provide otherwise by written request while both Insureds are living.

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

Face Amount                The Face Amount is the amount of insurance coverage
                           this policy provides while the policy is in force.
                           The Initial Face Amount is the Face Amount on the
                           Policy Date.

Year Of Coverage           For the Initial Face Amount, each Policy Year is a
                           year of coverage. If the Face Amount of this policy has been increased (as discussed in Part 5), years of coverage for each increase will be measured from the effective date of the increase.

Ages - Issue Age,          The Issue Age for each Insured (shown in the Policy
Attained Age               Specifications) is the age of that Insured on the
                           birthday nearest the Policy Date.

                           Example: Elizabeth's 32nd birthday was May 12th. The Policy Date is today, December 1. Since December 1 is closer to her 33rd birthday, her Issue Age will be 33.

                           The Attained Age of an Insured is the Insured's Issue Age increased by the number of full Policy Years elapsed.

Written Request            A "written request" is a request in writing, in a
                           form satisfactory to us, received by us at our Administrative Office. In the future we may also allow the telephone, Internet or other electronic media to be used for certain transactions that currently require a Written Request. We will accept such requests only after the appropriate policies, procedures and security measures have been established.

In Good Order              "In good order" means that we have everything we need
                           to properly process a request, a financial transaction, or other transaction; this may include proper completion of certain forms, valid instructions and authorizations, or other administrative requirements.

Currency All payments made to us and by us will be in the lawful currency of the United States of America. All monetary amounts shown in this policy are in U.S. dollars.

Administrative             Our Administrative Office is in Springfield,
Office                     Massachusetts. The address is Massachusetts Mutual
                           Life Insurance Company, 1295 State Street,
                           Springfield, Massachusetts 01111-0001, or any other address as we may designate in the future.

General Investment         Our assets are held in a general investment account.
                           Subject to applicable law, we Account have sole discretion over the assets in our general investment account.

Part 2.   Premium Payments

Premiums are the payments that may be paid to us to increase the account value of this policy; they also may be needed to keep this policy in force. Premiums for this policy are discussed in this Part.

The First Premium          The first premium for this policy is shown in the
                           Policy Specifications. It is due on the Policy Date.
                           This policy will not be in force until the first premium has been paid.

Planned Premiums           The planned premium for this policy is shown in the
                           Policy Specifications. The frequency of planned premiums for this policy is as elected in the application. The

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

                           frequency and amount of the planned premium may be changed by written request; the frequency may be quarterly, semiannually, or annually.

                           We also provide a pre-authorized payment plan. This plan, and any other alternate premium plans we provide, are governed by the rules we set.

                           Timely payment of planned premiums does not guarantee that this policy will stay in force until both Insureds have died. Policy coverage may be affected by:

                           . The amount, frequency and timing of premium payments;
                           .  Changes in the Face Amount and Death Benefit
                              Option;
                           . Changes in the interest credited to the policy account value;
                           .  Earnings or losses in the Separate Account;
                           . Allocation of net premiums among the Guaranteed Principal Account and Separate Account divisions;
                           . Changes in the policy monthly charges and expense charges;
                           . The addition of, or changes in, policy benefit riders; and
                           .  Policy loans or withdrawals.

                           If continued payment of the planned premium during a Policy Year would exceed the Limit On Premium Payments for the Year shown in the Policy Specifications, we may decrease the planned premium to an amount that would not exceed that limit.

                           If premium payments are discontinued, we will continue to deduct monthly charges from the account value and the policy will stay in force subject to the Grace Period and Termination provisions in Part 3.

Premium Flexibility        After the first premium has been paid, there is no
And Premium                requirement that any amount of premium be paid on any
Notices                    date. Subject to the Limit On Premium Payments shown
                           in the Policy Specifications and while this policy is in force, any amount of premium may be paid at any time while either Insured is living. However, each premium paid must be at least $20 or, if greater, the amount needed to prevent termination, as discussed in the Determining Amount Of Premium Needed To Avoid
                           Termination provision.

                           We will send premium notices for the planned premium based on the amount and frequency in effect. We will stop sending notices for the planned premium upon receipt of the Owner's written request to do so. We do not send premium notices if you have elected a pre-authorized payment plan.

Where To Pay               All premiums after the first premium are payable to
Premiums                   us at our Administrative Office or at the place shown
                           for payment on the premium notice. Upon request, a receipt signed by our Secretary or an Assistant
                           Secretary will be given for any premium payment.

Right To Refund            We have the right to refund any amount of premium
Premiums                   paid in a Policy Year that exceeds the Limit On
                           Premium Payments for the Year shown in the Policy
                           Specifications.

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                           A Limit On Total Premium Payments also may be stated
                           in the Policy Specifications. If such a Limit is stated, we will automatically refund the amount of any premium paid that exceeds that Limit.

Net Premium                A net premium is a premium payment we accept for this
                           policy less the premium expense charge we deduct at that time. The Maximum Premium Expense Charge we can deduct from each premium payment is shown in the Policy Specifications.

                           We allocate each net premium to this policy on the date we receive the premium payment in good order. However, for any premium payment received before the Policy Date, the net premium will be allocated to this policy as of the Policy Date.

                           See the definition of Valuation Date in Part 1 for the effective date of financial transactions, such as premium payments.

                           If the Face Amount of this policy has been increased (as discussed in Part 5), premium payments accepted once an increase becomes effective will be allocated to each segment of the Face Amount. (The Initial Face Amount is one "segment"; each increase in the Face Amount is a separate "segment.") This may affect the premium expense charge deducted from premium payments. The premium allocation will be made on a pro rata basis using the Premium Expense Factor for each segment. The Premium Expense Factor for each segment of the Face Amount is shown with its Table Of Maximum Monthly Insurance Charges in the Policy Specifications.

                           Example: The Initial Face Amount of your policy is $500,000; the Premium Expense Factor for it is 4,000. You later increase the Face Amount by $700,000, to $1,200,000; the
                                     Premium Expense Factor for that increase is 6,000. The sum of the Premium Expense Factors is 10,000. Thereafter while the Face Amount remains at $1,200,000, each premium payment will be allocated 40% (4,000 divided by 10,000) to the Initial Face Amount and 60% (6,000 divided by 10,000) to the increase.

Guaranteed Death           The Guaranteed Death Benefit Safety Test Premium
Benefit Safety Test        ("GDB Safety Test Premium") is  shown in the Policy
Premium And Net            Specifications. It is the amount of premium that must
Guaranteed Death           be paid to  guarantee the policy will stay in-force
Benefit Safety Test        until, but not including, the Guaranteed Death
Premium                    Benefit Guarantee End Date ("GDB Guarantee End
                           Date"). The GDB Safety Test Premium will be the greater of:

                           . the amount that must be allocated to the Guaranteed Principal Account, including the applicable premium expense charge, and
                           . the total of the Minimum Monthly Premiums required for the period covered by the payment.

                           The Net Guaranteed Death Benefit Safety Test Premium ("Net GDB Safety Test Premium") is the amount that must be allocated to the Guaranteed Principal Account.

                           Timely payment of the GDB Safety Test Premium must be made on each scheduled premium payment date until, but not including, the Guaranteed Death Benefit Pay Period End Date ("GDB Pay Period End Date") to maintain the policy's guarantee.

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                           Your policy's GDB Safety Test Premium, Net GDB Safety
                           Test Premium, GDB Pay Period End Date and GDB Guarantee Period End Date are set when the policy is issued based on the guarantee you requested. They are shown in the Policy Specifications. If you did not request a specific guarantee, the GDB Safety Test Premium and Net GDB Safety Test Premium will reflect the premium amounts that, if paid, would guarantee the policy stays in force until the second death, the GDB Pay Period End Date would assume these payments are made until the younger Insured's Attained Age
                           100, and GDB Guarantee Period End Date will reflect "At the 2nd death".

                           The GDB Guarantee Period End Date and GDB Pay Period End Date can be changed upon request. Such changes may impact the GDB Safety Test Premium and the Net GDB Safety Test Premium.

                           The GDB Safety Test Premium and the Net GDB Safety Test Premium shown may also change due to changes in your policy and certain policy transactions. These policy changes and transactions include, but are not limited to:

                           .  Face Amount changes;
                           .  Death Benefit Option changes;
                           .  Premium payment frequency changes;
                           .  Adding or eliminating Riders;
                           .  Having a sub-standard rating reduced or removed;
                           .  Withdrawals from the Guaranteed Principal Account;
                           .  Taking a loan from the Guaranteed Principal
                              Account (including interest on loans), and
                           .  Transfers to or from the Guaranteed Principal
                              Account.

Allocation Of Net          Prior to the Register Date, each net premium we
Premiums                   accept will be allocated to our general investment
                           account. On the Register Date, any general investment account value of this policy will be allocated to the Guaranteed Principal Account and the divisions of the Separate Account. The dollar amount allocated to the Guaranteed Principal Account will depend on the premium payment frequency you have chosen. We will determine the number of premiums that would have been paid under that frequency from the Policy Date to the day before the Register Date, and multiply it by the specific dollar amount (if any) that you have chosen to have allocated to the Guaranteed Principal
                           Account. This amount will be allocated to the Guaranteed Principal Account on the Register Date.
                           Any remaining general investment account value will be allocated among the Guaranteed Principal Account and the divisions of the Separate Account according to the net premium allocation in effect, excluding any specific dollar amount allocated to the Guaranteed Principal Account.

                           On or after the Register Date, each net premium we accept will be allocated according to the net premium allocation in effect on the date of receipt. You may allocate net premium to the Guaranteed Principal Account and to the divisions of the Separate Account based on a percentage of each net premium payment. Allocation to the Guaranteed Principal Account may also be made by a specific dollar amount. If you have allocated a specific dollar amount to the Guaranteed Principal Account we will allocate that dollar amount first and then allocate any remaining net premium based on the percentage allocation. If you have allocated a specific dollar amount to the

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                           Guaranteed Principal Account and we receive a premium
                           such that the net premium is less than that dollar amount, we will allocate the entire net premium to the Guaranteed Principal Account.

                           Example: The net premium allocation in effect calls for $100 to be allocated to the Guaranteed Principal Account and the amount in excess of $100 to be allocated evenly to the Guaranteed Principal Account and three divisions of the separate account (i.e., 25% to the Guaranteed Principal Account and 25% to each of the three separate account divisions). We accept a net premium of $200, $125 of which is credited to the Guaranteed Principal Account (the $100 allocation plus 25% of the amount in excess of $100). Each of the three Separate Account divisions is credited $25.

                           The cumulative limit on the number of Separate Account divisions to which net premiums can be allocated is 95. We reserve the right to increase this limit. Further limits on the access to Separate Account divisions may be added in order for this policy to continue to qualify as life insurance under federal tax law.

                           The net premium allocation is determined at the time of application for this policy. Subject to these limitations, the allocation may be changed by any later election satisfactory to us and received at our Administrative Office.

                           The amount of each net premium we allocate to a division of the Separate Account will be applied to purchase accumulation units for this policy in that division. See the Purchase And Sale Of Accumulation Units provision in Part 3.

Part 3.   Accounts, Values, And Charges

This policy provides that certain values (referred to as the variable account values) are based on the investment performance of the Separate Account and are not guaranteed as to dollar amount. This policy also provides that other values (referred to as the fixed account values) are based on the interest credited to the Guaranteed Principal Account. The account value of this policy is the variable account value plus the fixed account value. This Part gives information about the Separate Account, the Guaranteed Principal Account, and the values and monthly charges connected with them.

                           The Separate Account And The Guaranteed Principal Account

The Separate               The Separate Account shown in the Policy
Account                    Specifications is a designated segment of the
                           separate investment account we have established under Massachusetts law.

                           The Separate Account has a number of divisions. Each division invests in shares of an investment fund. The divisions are shown in the Policy Specifications.

                           The values of the assets in the divisions are variable and are not guaranteed. They depend on the investment results of the divisions of the Separate Account shown in the Policy Specifications.

                           We own the assets of the Separate Account. Those assets will be used only to support variable life insurance policies. That portion of the assets equal to the

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                           reserves and other liabilities of the Separate
                           Account will not be charged with liabilities that arise from any other business we may conduct. However, we may transfer to our general account any assets exceeding the reserves and other liabilities of the Separate Account. The income and the realized and unrealized capital gains and losses from each division of the Separate Account are credited to or charged against that division without regard to any of our other income, capital gains, or capital losses. The assets of the Separate Account are protected from the claims of our creditors.

                           The cumulative limit on the number of Separate Account divisions to which net premiums can be allocated or transfers can be made is 95. We reserve the right to increase this limit. Further limits on the access to Separate Account divisions may be added in order for this policy to continue to qualify as life insurance under federal tax law.

Changes In The             We have the right to establish additional divisions
Separate Account           of the Separate Account from time to time. Amounts
                           credited to any additional divisions established would be invested in shares of other funds. For any division, we have the right to substitute new funds.
                           We also have the rights to close any division to new investments.

                           Subject to applicable provisions of federal securities laws, we have the right to change the investment policy of any division of the Separate Account.

                           We also have the right to create new Separate Accounts and divisions.

                           We have the right to operate the Separate Account as a unit investment trust under the Investment Company Act of 1940 or in any other form permitted by law.

Accumulation Units         Accumulation units are used to measure the variable
                           account value of this policy. The value of a unit is determined as of the close of each Valuation Date.
                           The value of any unit can vary from Valuation Date to Valuation Date. That value reflects the investment performance of the division of the Separate Account applicable to that unit. The value of accumulation units is discussed further in Part 8.

Purchase And Sale          Amounts are credited to and taken from divisions of
Of Accumulation            the Separate Account by purchasing and selling
Units                      accumulation units. Accumulation units will be
                           purchased and sold at the unit value as of the close of the Valuation Date on which the purchase or sale is made. The number of units purchased or sold will be the amount of money for purchase or sale divided by that unit value as of the close of that Valuation
                           Date.

                           Example: The amount applied is $550. The date of purchase is June 10, 20X4. The accumulation unit value on that date is $10. The number of units purchased would be 55 ($550 divided by $10 = 55). If, instead, the unit value was $11, then the amount applied would purchase 50 units ($550 divided by $11 = 50).

                           In no case will accumulation units be purchased or sold before the Register Date.

The Guaranteed             The Guaranteed Principal Account has no connection
Principal Account          with, and does not depend on, the investment
                           performance of the Separate Account. We have a right to establish additional guaranteed accounts from time to time.

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                           Values Of This Policy

Account Value Of           The account value of this policy on any date is the
Policy                     variable account value of this policy plus the fixed
                           account value of this policy, both determined as of that date.

Variable Account           The variable account value of this policy reflects:
Value Of Policy

                           . The net premiums for this policy allocated to the Separate Account;
                           . Any amounts for this policy transferred into the Separate Account from the Guaranteed Principal Account;
                           . Any amounts transferred or withdrawn from the Separate Account for this policy;
                           . Any surrender charges for this policy deducted from the Separate Account due to any decreases in the Face Amount;
                           . Any monthly charges for this policy deducted from the Separate Account; and
                           . The net investment experience of the Separate Account.

                           Net premiums, transfers, withdrawals, surrender charges, and monthly charges are all reflected in the variable account value through the purchase or sale of accumulation units. The net investment experience is reflected in the value of the accumulation units. Net premiums are discussed in Part 2, and monthly charges are discussed in this Part. Transfers, withdrawals, and surrender charges are discussed in
                           Part 5.

                           The value of the accumulation units credited to this policy in a division of the Separate Account is equal to the accumulation unit value in that division on the date the value is determined, multiplied by the number of those units in that division.

                           The variable account value of this policy on any date is the total of the values of the accumulation units credited to this policy in each division of the Separate Account.

Fixed Account Value        The fixed account value of this policy reflects:
Of Policy

                           . The net premiums for this policy allocated to the general investment account; less
                           . Any amounts for this policy re-allocated from our general investment account; plus
                           . The net premiums for this policy allocated to the Guaranteed Principal Account; plus
                           . Any amounts for this policy transferred into the Guaranteed Principal Account; less
                           . Any amounts for this policy transferred or withdrawn from the Guaranteed Principal Account; less
                           . Any surrender charges for this policy deducted from the Guaranteed Principal Account due to any decreases in the Face Amount; and less
                           . Any monthly charges for this policy deducted from our general investment account or the Guaranteed Principal Account; plus
                           . Interest credited to the Guaranteed Principal Account.

Interest On                The Guaranteed Principal Account of this policy earns
Guaranteed                 interest at an effective annual rate defined in this
Principal Account          provision. Interest is credited daily.

                           For any part of the Guaranteed Principal Account equal to the amount of any policy loan, the interest rate we use will be the daily equivalent of the greater of:

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                           .  The annual loan interest rate in effect during the
                              current Policy Year less the loan interest rate expense charge; and
                           .  The Minimum Annual Interest Rate For The
                              Guaranteed Principal Account.

                           At the end of each Policy Year this interest is transferred to the divisions of the Separate Account in proportion to the values in these divisions. If there is no variable account value, interest will remain in the Guaranteed Principal Account.

                           The loan interest rate is discussed in the Interest On Loans provision in Part 5. The Maximum Loan Interest Rate Expense Charge and the Minimum Annual Interest Rate For The Guaranteed Principal Account are shown in the Policy Specifications.

                           For any part of the Guaranteed Principal Account in excess of the amount of any policy loan, the interest rate we use will be the daily equivalent of the greater of:

                           .  The Minimum Annual Interest Rate For The
                              Guaranteed Principal Account; and
                           . An alternate annual rate established by us. The alternate annual rate of interest will reflect our expectations for future investment results, profits, and expenses. This rate will be declared for each calendar month in advance; once declared for a month, it cannot be changed.

                           Monthly Policy Charges

Monthly Charges            Charges will be deducted monthly from the account
                           value of this policy. Monthly charges are due on each Monthly Charge Date prior to the younger Insured's
                           Attained Age 100. No monthly charges will be deducted on or after that date.

                           On the first two Monthly Charge Dates, the monthly charges will be deducted on a pro rata basis from the divisions of the Separate Account and from the fixed account value less any loaned amount.

                           On each Monthly Charge Date after the second, monthly charges for this policy will be taken from the Guaranteed Principal Account. However, if the Guaranteed Principal Account value less any loaned amount is not sufficient to cover the monthly charges due and the Guaranteed Death Benefit Measure is less than the Guaranteed Death Benefit Monthly Factors, the monthly charges will be deducted on a pro rata basis from the divisions of the Separate Account and from the fixed account value less any loaned amount.

                           The Guaranteed Death Benefit Measure and Guaranteed Death Benefit Factors are discussed in Part 4.

                           Four types of monthly charges are deducted from the account value:

                           .  Administrative Charge;
                           .  Face Amount Charge;
                           .  Insurance Charge; and
                           .  Rider Charges.

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Administrative             The amount of the monthly administrative charge will
Charge be determined by us. However, it will not exceed the Maximum Monthly Administrative Charge shown in the Policy Specifications.

Face Amount                The amount of the monthly face amount charge will be
Charge                     determined by us. However, it will not exceed the
                           result of:

                           . The Face Amount divided by 1,000; then multiplied by
                           . The Maximum Monthly Face Amount Charge for the year of coverage. These maximum charges are shown in the Policy Specifications.

                           If the Face Amount of the policy has been increased (as discussed in Part 5), the face amount charge for each month will be the sum of the charges determined separately for each segment of the Face Amount.

Insurance Charge           The maximum monthly insurance charge rates per $1,000
                           of insurance risk are shown in the Table(s) Of
                           Maximum Monthly Insurance Charges of the Policy
                           Specifications. Maximum monthly insurance charge rates for the Initial Face Amount and for each Face
                           Amount increase will be shown in a separate table.

                           The insurance risk is computed as of the date the charge is due. All amounts are calculated as of that date. The insurance risk is determined by the following steps.

                           (a) We compute the account value of this policy after
                               all additions and deductions other than the deduction of the insurance risk charge.
                           (b) We determine the amount of benefit under the
                               Death Benefit Option in effect (as discussed in Part 6). The minimum death benefit (discussed in
                               Part 6) used here is based on the account value computed in (a).
                           (c) We divide the amount of benefit determined in (b)
                               by an amount equal to 1 plus the monthly equivalent (expressed as a decimal fraction) of the Minimum Annual Interest Rate For The Guaranteed Principal Account shown in the Policy Specifications.
                           (d) We subtract the account value, as computed in
                               (a), from the amount determined in (c). The result is the monthly insurance risk.

                           If there are two or more tables of maximum monthly insurance charges, the pro rata insurance risk allocated to each table will be based on the proportionate amount of Face Amount for the table to the total Face Amount. If the monthly insurance risk is increased due to the minimum death benefit (discussed in Part 6), the table that applies to the most recent increase requiring evidence of insurability will be used for such increase.

                           Example: The Initial Face Amount of your policy is $500,000. You later increase the Face Amount by $250,000. The Death Benefit Option is 1, and the benefit under Death Benefit Option 1 is $750,000. The pro rata portion of insurance risk to be allocated to the table for the Initial Face Amount is $500,000 divided by $750,000, or two-thirds. The pro rata portion to be
                                     allocated to the table for the increase is $250,000 divided by $750,000, or one-third.

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                                     The monthly insurance risk is computed as
                                     $600,000. The maximum monthly insurance
                                     charge per $1,000 of insurance risk will be based on the charge for an amount equal to two-thirds of $600,000, or $400,000, from the Initial Face Amount and an amount equal to one-third of $600,000, or $200,000, from the increase.

                                     Suppose instead that the benefit under
                                     Death Benefit Option 1 is $810,000 due to the minimum death benefit and that the monthly insurance risk is $660,000. Then the maximum monthly insurance charge per $1,000 of insurance risk will be based on the charge for an amount equal to $400,000 from the Initial Face Amount and an amount equal to $260,000 from the increase ($200,000 plus the $60,000 due to the minimum death benefit).

                           We may charge less than the maximum monthly insurance charges shown in the table(s). In this case, the monthly insurance charge rates will be based on our expectations for future mortality, investment, persistency and expense results, and future profits. The expense component of these rates is used to offset sales and issue expenses, which decrease over time. For each Insured, any change in these charges will apply to all individuals in the same class.

Rider Charge               The monthly rider charge is the sum of the monthly
                           charges for any riders in effect on the Monthly
                           Charge Date. The monthly charges for any rider are shown in the Policy Specifications for the rider.

                           Grace Period And Termination

Termination                The policy will terminate without value at the end of
                           a grace period unless we receive the necessary premium to keep it in force.

                           The policy will not terminate after the younger Insured's Attained Age 99, unless:

                           . The policy debt limit has been reached and the required premium payment has not been paid by the end of the grace period,
                           . The policy was surrendered for its net surrender value, or
                           . The policy entered the grace period on the Monthly Charge Date before the younger Insured's Attained Age 100 and the required premium payment has not been paid.

Grace Period               The policy will enter the grace period, under the
                           following conditions.

                           1. If the policy debt limit is reached, or

                           2. If there is an outstanding loan on the Monthly
                              Charge Date, but the policy debt limit has not been reached, and

                              a. The net surrender value is less than the
                                 monthly charges due, and
                              b. The Guaranteed Death Benefit Safety Test is not
                                 met.
                              or,

                           3. If there is no outstanding loan on the Monthly
                              Charge Date, and
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                           a. The account value is less than the monthly charges
                              due, and
                           b. The Guaranteed Death Benefit Safety Test is not
                              met.

                           The grace period begins on the date that monthly charges are due. It ends 61 days after that date or, if later, 31 days after we mail a written notice to the last known address(es) of the Owner and any assignee shown in our records.

                           During the grace period, the policy will stay in force. If the second death occurs during the grace period, any unpaid premium amount needed to avoid termination will be deducted from the death benefit (see Amount of Death Benefit provision in Part 6). The policy will terminate without value if we do not receive payment of the required amount by the end of the grace period.

Grace Period               We will send a written notification if the policy is
Notification               at risk of terminating. The notice will state the
                           amount of premium needed to avoid immediate termination. This amount will be the lesser of the amount needed to satisfy the monthly charges due and the amount needed to satisfy the Guaranteed Death
                           Benefit Safety Test. If the required premium shown in the notice is based on an amount needed to satisfy the Guaranteed Death Benefit Safety Test, a portion of any premium sent to us may be deposited into the Guaranteed Principal Account. This amount will be stated in the notice.

                           The notice may also state the amount of premium needed to keep the policy in force until a future Monthly Charge Date. This amount will depend on the planned premium frequency you have chosen. The notice will state the portion of this amount, if any, that is required to be deposited into the Guaranteed Principal Account.

Premium Paid               If we receive a premium payment that is less than the
To Avoid                   amount needed avoid immediate termination, we will
Termination                return it to you and the policy will terminate at the
                           end of the grace period.

                           If no premium is required to be deposited into the Guaranteed Principal Account to avoid termination, any premium we accept will be allocated according to the net premium allocation in effect.

                           If part of the premium needed to avoid termination is required to be deposited into the Guaranteed Principal Account, the following net premium allocation rules apply.

                           1. If the premium received is equal to or greater
                              than the amount needed to avoid immediate termination, but less than the amount needed to keep the policy in force until a future Monthly Charge Date, based on your planned premium frequency, we will allocate enough premium to the Guaranteed Principal Account to avoid immediate termination. Any excess premium will be allocated according to the net premium allocation instructions in effect.

                           2. If the premium received is equal to or greater
                              than the amount needed to keep the policy in force until a future Monthly Charge Date, based on your planned premium frequency, we will allocate enough premium to the Guaranteed Principal Account to keep the policy in force until that date. Any excess premium will be allocated according to the net premium allocation instructions in effect.

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Determining                If the policy is at risk of terminating, and the
Amount Of                  policy debt limit has not been reached,
Premium Needed             we may reduce the monthly charges due as follows:
To Avoid
Termination                1. If there is an outstanding loan on the policy

                              a. On the first two Monthly Charge Dates

                                 If the net surrender value cannot cover the monthly charges due, but the Guaranteed Death Benefit Safety Test is met, the monthly charges for that date will be the lesser of (a) the monthly charges due, and (b) the account value less any existing policy debt.

                              b. On each subsequent Monthly Charge Date

                                 If the monthly charges due are greater than the Guaranteed Principal Account value less any existing policy debt, but less than or equal to the account value less any existing policy debt, and the Guaranteed Death Benefit Measure is greater than or equal to the Guaranteed Death Benefit Monthly Factors due, then the monthly charges for that date will be reduced to the Guaranteed Principal Account value less any existing policy debt.

                                 If the account value less any existing policy debt cannot cover the monthly charges due, but the Guaranteed Death Benefit Safety Test is met, the monthly charges for that date will be reduced to an amount equal to the Guaranteed Principal Account value less any existing policy debt.

                           2. If there is not an outstanding loan on the policy.

                              a. On the first two Monthly Charge Dates

                                 If the account value cannot cover the monthly charges due, but the Guaranteed Death Benefit Safety Test is met, the monthly charges for that date will be reduced to the account value.

                              b. On each subsequent Monthly Charge Date

                                 If the monthly charges due are greater than the Guaranteed Principal Account value, but less than or equal to the account value, and the Guaranteed Death Benefit Measure is greater than or equal to the Guaranteed Death Benefit Monthly Factors due, than the monthly charges for that date will be reduced to the Guaranteed Principal Account value.

                                 If the account value cannot cover the monthly charges due, but the Guaranteed Death Benefit Safety Test is met, the monthly charges for that date will be reduced to an amount equal to the Guaranteed Principal Account value.

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Part 4.   Guaranteed Death Benefit Safety Test

                           On each Monthly Charge Date prior to the younger Insured's Attained Age 100, we test to determine whether the Guaranteed Death Benefit Safety Test is met.

                             1. During the Initial No Lapse Period shown in the
                                Policy Specifications, the Guaranteed Death
                                Benefit Safety Test is met if:

                                a. The Guaranteed Death Benefit Measure is
                                   greater than or equal to the Guaranteed Death Benefit Monthly Factors due, and

                                b. The Minimum Premium Requirement is met.

                                   (The Guaranteed Death Benefit Measure and the Minimum Premium Requirement are defined later in this Part.)

                             2. On any day after the Initial No Lapse Period
                                shown in the Policy Specifications, the
                                Guaranteed Death Benefit Safety Test is met if:

                                a. The Guaranteed Death Benefit Measure is
                                   greater than or equal to the Guaranteed Death Benefit Monthly Factors due.

Guaranteed Death           The Guaranteed Death Benefit Measure is not used to
Benefit Measure            determine this policy's  account value or death
                           benefit. It is a reference measure that is used to determine whether the Guaranteed Death Benefit Safety
                           Test is met on each Monthly Charge Date.

                           The Guaranteed Death Benefit Measure is equal to:

                           . Net premiums allocated to the Guaranteed Principal Account; plus
                           . Amounts transferred into the Guaranteed Principal Account (excluding any policy loans); less
                           . Amounts transferred or withdrawn from the Guaranteed Principal Account; less
                           . Any surrender charges for this policy that have been deducted from the Guaranteed Principal Account due to any decreases in the Face Amount; less
                           . Loans and loan interest attributed to the Guaranteed Principal Account; less
                           . All prior Guaranteed Death Benefit Monthly Factors taken for this policy; plus
                           . Loans repaid to the Guaranteed Principal Account; plus
                           . Interest credited to the Guaranteed Principal Account as a result of any policy loans; plus
                           . Interest on the above amounts credited at the Guaranteed Death Benefit Measure Interest Rate shown in the Policy Specifications.

                           The Guaranteed Death Benefit Monthly Factors are determined on each Monthly Charge Date. The Guaranteed Death Benefit Measure can never be less than zero.

Minimum Premium            The Minimum Premium Requirement during the Initial No
Requirement                Lapse Period is met if:

                           . Actual premiums paid, less any amounts withdrawn or refunded; plus
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                           .  Interest on that amount and accumulated to the
                              date of the calculation. The interest rate is the Annual Safety Test Interest Rate shown in the Policy Specifications. Less,
                           .  Policy debt.

                           Is equal to or greater than:

                           . The total of the Minimum Monthly Premiums due to the date of the calculation; plus
                           . Interest on the total Minimum Monthly Premiums due and accumulated to the date of the calculation. The interest rate is the Annual Safety Test Interest Rate shown in the Policy Specifications.

                           We assume that the Minimum Monthly Premiums are paid on each Monthly Charge Date.

Interest On The            The interest rate we use will be the daily equivalent
Guaranteed Death           of the Guaranteed Death Benefit Measure Interest
Benefit Measure            Rate.

Guaranteed Death           These factors will reduce the Guaranteed Death
Benefit Monthly            Benefit Measure on each Monthly Charge Date prior to
Factors                    the younger Insured's Attained Age 100. Factors will
                           also be taken on the date that we receive the amount of premium needed to prevent termination, as discussed in the Determining Amount Of Premium Needed
                           To Avoid Termination provision in Part 3.

                           Three types of factors are taken from the Guaranteed Death Benefit Measure:

                           .  Guaranteed Death Benefit Monthly Face Amount
                              Factor;
                           . Guaranteed Death Benefit Monthly Insurance Factor; and
                           . Any applicable Guaranteed Death Benefit Rider Factors (which will be described in each applicable rider).

                           These factors are established on the date(s) this policy and riders are issued and cannot be changed by us.

Guaranteed Death           The amount of this factor is equal to:
Benefit Monthly
Face Amount Factor

                           .  The Face Amount divided by 1,000; multiplied by
                           . The Monthly Face Amount Factor shown in the Policy Specifications.

Guaranteed Death           The Table Of Guaranteed Death Benefit Monthly
Benefit Monthly            Insurance Factors per 1,000 of  Guaranteed Death
Insurance Factor           Benefit Measure risk is in the Policy Specifications.
                           We will send you a new table for each Face Amount increase.

                           The Guaranteed Death Benefit Measure risk is computed as of the date the factor reduces the Guaranteed Death Benefit Measure. All amounts are calculated as of that date. The Guaranteed Death Benefit Measure risk is determined by the following steps.

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                           (a) We compute the Guaranteed Death Benefit Measure
                               of this policy after all additions and factors other than the Guaranteed Death Benefit Monthly Insurance Factor.
                           (b) If Death Benefit Option 1 or Death Benefit Option
                               4 is in effect, the amount of benefit is the Face Amount. If Death Benefit Option 2 is in effect, the amount of benefit is the Face Amount plus the Guaranteed Death Benefit Measure, as computed in
                               (a). If Death Benefit Option 3 is in effect, the amount of benefit is the Face Amount plus the sum of all premiums paid and not refunded.
                           (c) We divide the amount of benefit determined in (b)
                               by 1 plus the monthly equivalent (expressed as a decimal fraction) of the Minimum Annual Interest Rate For The Guaranteed Principal Account shown in the Policy Specifications.
                           (d) We subtract the Guaranteed Death Benefit Measure,
                               as computed in (a), from the amount determined in
                               (c). The result is the Guaranteed Death Benefit Measure risk.

                           If there are two or more tables of Guaranteed Death Benefit Monthly Insurance Factors, the pro rata Guaranteed Death Benefit Measure risk allocated to each table will be based on the proportionate amount of Face Amount for the table to the total Face Amount.

                           Any premiums refunded under the Right To Refund Premiums provision in Part 2 are excluded from the Guaranteed Death Benefit Safety Test calculation.

Safety Test                Example 1:  On the 6th Monthly Charge Date, the
Examples                               monthly charges due are $100, but the
                                       fixed account value is $50. There is no
                                       policy debt. The policy is in the Initial
                                       No Lapse Period and the applicable
                                       Minimum Monthly Premium is $20. Premium
                                       payments of $20 have been accepted on
                                       each Monthly Charge Date and no
                                       withdrawals have been made. The
                                       Guaranteed Death Benefit Measure is 75,
                                       and the Guaranteed Death Benefit Monthly
                                       Factors due are 70. In this case the
                                       Guaranteed Death Benefit Safety Test has been met and the policy will remain in force because the required Minimum
                                       Monthly Premiums have been paid and the
                                       Guaranteed Death Benefit Measure is
                                       greater than the Guaranteed Death Benefit
                                       Monthly Factors due on that Monthly
                                       Charge Date. The monthly charges for the sixth Monthly Charge Date are reduced to $50 and the fixed account value is reduced to zero.

                           Example 2:  On the first Monthly Charge Date in the
                                       21st Policy Year, the monthly charges due are $250 but the fixed account value is $20. There is no policy debt. The Guaranteed Death Benefit Measure is 300 and the Guaranteed Death Benefit Monthly Factors due are 200. In this case, the Guaranteed Death Benefit Safety Test has been met and the policy will remain in force because the Guaranteed Death Benefit Measure is greater than the Guaranteed Death Benefit Monthly Factors due on that Monthly Charge Date. The monthly charges for the first policy month in the 21st Policy Year are reduced to $20 and the fixed account value is reduced to zero.

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Part 5.   Life Benefits

This life insurance policy provides a death benefit if both Insureds die while the policy is in force. Rights and benefits are also available while at least one Insured is living. These "Life Benefits" are discussed in this Part.

                           Policy Ownership

Rights Of Owner            While either Insured is living, the Owner may
                           exercise all rights given by this policy or allowed by us. These rights include changing Beneficiaries, changing ownership, assigning this policy, enjoying all policy benefits, and exercising all policy options.

Changing The               While either Insured is living, the Owner or any
Owner Or                   Beneficiary may be changed by written request.
Beneficiary                However, the consent of any Irrevocable Beneficiary
                           is needed to change that Beneficiary designation. We do not limit the number of changes that may be made.
                           The change will take effect as of the date the request is signed, even if the second death occurs before we receive it. Each change will be subject to any payment we made or other action we took before receiving the written request.

Transfers Of               Subject to the Limits On Transfers section, the
Values                     following transfers of values may be made:

                           . Transfers of values between divisions of the Separate Account. These transfers will be made by selling all or part of the accumulation units in a division and applying the value of the sold units to purchase units in any other division.
                           . Transfers of values from one or more divisions of the Separate Account to the Guaranteed Principal Account. These transfers will be made by selling all or part of the accumulation units in a division and applying the value of the sold units to the Guaranteed Principal Account.
                           . Transfers of values from the Guaranteed Principal Account to one or more divisions of the Separate Account. These transfers will be made by applying all or part of the value in the Guaranteed Principal Account (excluding any outstanding policy loans) to purchase accumulation units in one or more divisions of the Separate Account.
                           . Transfers of values to or from the Guaranteed Principal Account will also be made to and from the Guaranteed Death Benefit Measure.

                           We do not currently charge for transfers of values, however, we reserve the right to do so in the future. All transfers that are effective on the same Valuation Date will be treated as one transfer. See the definition of Valuation Date in Part 1 for the effective date of financial transactions, such as transfers of value.

Limits On                  We impose certain limitations on the Transfers Of
Transfers                  Values provisions set forth above. They include, but
                           are not limited to the following:

                           . The cumulative limit on the number of distinct Separate Account divisions to which transfers can be made is 95.
                           . Transfers must be in whole-number percentages or in dollar-and-cent amounts

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                           .  Transfers of values from the Guaranteed Principal
                              Account are limited to one each Policy Year, and any transfer from the Guaranteed Principal Account cannot exceed 25% of the fixed account value of this policy (less any policy debt) on the date of the transfer. If, however, for three consecutive Policy Years 25% of the fixed account value (less applicable debt) is transferred to the Separate Account and no additional premium or value is allocated to the Guaranteed Principal Account, the remaining fixed account value may be transferred in the next Policy Year.
                           . We may terminate, suspend, limit, or otherwise modify your ability to make transfers between the divisions of the Separate Account upon written notice to you.

                           Further limits on transfers to the Separate Account divisions may be added in order for this policy to continue to qualify as life insurance under federal tax law.

                           We reserve the right to change any of the above limitations.

Assigning This             This policy may be assigned. However, for any
Policy                     assignment to be binding on us, we must receive a
                           signed copy of it at our Administrative Office. We will not be responsible for the validity of any assignment.

                           Once we receive a signed copy of an assignment, the rights of the Owner and the interest of any Beneficiary or any other person will be subject to the assignment. An assignment is subject to any policy debt. Policy debt is discussed in the Right To Make Loans provisions in this Part.

Annual Report              Each year after the Policy Anniversary Date, we will
                           mail an annual report to the Owner. There will be no charge for this report. This report will show the account value at the beginning of the preceding
                           Policy Year and all premiums accepted during that Year. It also will show the additions to, and deductions from, the account value during that Year, and the account value, death benefit, net surrender value, and policy debt as of the current Policy
                           Anniversary Date.

                           The annual report also will include any additional information required by applicable law or regulation.

This Policy's Share In Dividends

Policy Is                  This policy is "participating," which means it may or
Participating              may not share in any dividends we pay.

                           Each year we determine how much money can be paid as dividends. This is called divisible surplus. We then determine how much of this divisible surplus is to be allocated to this policy. This determination is based on this policy's contribution to divisible surplus. Since we do not expect this policy to contribute to divisible surplus, we do not expect that any dividends will be payable on this policy.

                           Any dividends allocated to this policy will be payable on Policy Anniversary Dates.

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How Dividends              Dividends may be used in a number of ways. These are
May Be Used                called dividend options.

                           There are four basic dividend options.

                           Cash - Dividends will be paid in cash.

                           Account Value Additions - Dividends will be added to the account value of this policy.

                           Paid-Up Additions - Dividends will be used to buy additional level paid-up insurance. The amount of paid-up insurance will be determined by applying the dividend, on the date credited, as a net single premium at the genders and Attained Ages of the Insureds on that date. The value of the paid-up insurance will be the net single premium, on the same basis, at the Attained Ages of the Insureds. The amount of any paid-up additions will be added to the death benefit; and the value of any paid-up additions will be added to the net surrender value. However, determination of account value, insurance charges, and minimum death benefit ignore paid-up additions.

                           Reduced Monthly Charges - Dividends will be used to reduce the monthly deductions we make from the account value to pay the monthly charges.

                           A dividend option may be elected in the application. It may be changed by the Owner up to 31 days after the dividend becomes payable. If no dividend option is in effect when a dividend becomes payable, we will apply any dividends payable under the paid-up additions dividend option.

Dividend After             If the second death occurs after the first Policy
Death Of Insured           Year, the death benefit will include a pro rata share
                           of any dividend allocated to this policy for the Year that death occurs.

                           Right To Change The Face Amount

                           While this policy is in force, the Face Amount may be changed. Any change in the Face Amount will be effective on a Monthly Charge Date. We may limit the number and the size of the changes in a Policy Year.

Increases In The           While both Insureds are living, the Face Amount of
Face Amount                this policy may be increased upon written
                           application. Evidence of insurability, satisfactory to us, is required for each increase. The amount of each increase must be for at least the Minimum Face
                           Amount Increase shown in the Policy Specifications.

                           If the account value is insufficient to continue the changed policy in force for three months at the new monthly charges and interest, we may require a payment sufficient to increase the account value to such amount.

                           Any increase elected under any insurability protection type of rider will be effective as directed in that rider. Any other increase in the Face Amount will be effective on the Monthly Charge Date that is on, or precedes, the date we approve the application.

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                           Insurance charges for each increase elected are
                           determined and deducted from the account value of this policy as described in the Monthly Charges provision in Part 3. These charges will be deducted from the account value beginning on the effective date of the increase. Additional surrender charges (discussed later in the Net Surrender Value provision in this Part) will apply for each increase elected.

                           No increase in the Face Amount will be permitted after the Policy Anniversary Date nearest the older Insured's 90th birthday.

Decreases In The           After the first Policy Year, the Face Amount may be
Face Amount                decreased by the Owner's  written request while
                           either Insured is living. However, the decrease must not reduce the Face Amount to an amount less than the Minimum Face Amount shown in the Policy
                           Specifications. No decrease is permitted within one year following the effective date of any increase. A partial surrender charge may apply for each decrease in Face Amount.

                           Any decrease is effective on the Monthly Charge Date that is on, or precedes, the date we receive the written request. If a decrease follows one or more increases, the decrease is taken from the most recent increase(s).

                           Any surrender charge due upon a decrease in the Face Amount is deducted from the account value on the effective date of the decrease. The charge is deducted from each division of the Separate Account and from the Guaranteed Principal Account in proportion to the values of this policy in each of those divisions and in the Guaranteed Principal Account (excluding any outstanding policy loans) on that date. Please note, when a proportionate deduction is taken from the Guaranteed Principal Account for the partial surrender charge, the Guaranteed Death Benefit Measure is reduced by the same amount. Surrender charges are discussed in the Net Surrender Value provision in this Part.

                           No decrease in the Face Amount will be permitted beyond the younger Insured's Attained Age 99.

Evidence Of                If the Face Amount is changed, we will send the Owner
Changes                    any revised and additional Policy Specifications for
                           attachment to this policy. If the Face Amount is increased, we will also send a copy of the application for the increase. However, we have the right to require that the policy be sent to us to make the change.

                           Borrowing Against This Policy

Right To Make              Once the account value exceeds any surrender charges
Loans                      that apply, the Owner may borrow against this policy
                           while either Insured is living. However, we reserve the right to limit loans in the first Policy Year.
                           The policy must be properly assigned to us before the loan is made. No other collateral is needed. We refer to all outstanding loans plus accrued interest as "policy debt."

Effect Of Loan             The amount of each loan is attributed to divisions of
                           the Separate Account and to the Guaranteed Principal
                           Account as directed by the Owner. We reserve the right to restrict loans so that each loan can be attributed to a maximum of 18 Separate Account divisions, or 17 Separate Account divisions and the Guaranteed Principal

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                           Account. The request for a loan must state the
                           Account (or Accounts) from which the loan will be made. The amount of any loan attributed to the Guaranteed Principal Account is also attributed to the Guaranteed Death Benefit Measure. The amount of the loan attributed to each division of the Separate Account will be transferred to the Guaranteed Principal Account. Any such transfer is made by selling accumulation units in the division and applying the value of those units to the Guaranteed Principal Account on the date the loan is made pursuant to the Purchase and Sale of Accumulation Units provision in Part 3. Any interest added to the loan will be treated as a new loan under this provision.

                           The amount equal to any outstanding policy loans will be held in the Guaranteed Principal Account and will earn interest as described in the Interest On Fixed Account Value provision in Part 3.

Maximum Loan               There is a maximum amount that can be borrowed on any
Available                  date. It is the amount that, with loan interest on it
                           to the next Policy Anniversary Date, will equal the current account value less surrender charges. This maximum amount will be reduced by any outstanding policy debt.

Interest On Loans          Interest on loans is not due in advance. This
                           interest accrues (builds up) each day and becomes part of the policy debt as it accrues.

                           Interest is due on each Policy Anniversary Date. The fixed loan interest rate is shown in the Policy Specifications. If interest is not paid when due, it will be added to the loan and will bear interest at the rate payable on the loan. Loan interest will be attributed to the divisions of the Separate Account in proportion to the values in those divisions. If there is insufficient value in the divisions, interest will also be attributed to the Guaranteed Principal Account. Any interest attributed to the Guaranteed Principal Account will also be attributed to the Guaranteed Death Benefit Measure.

                           Example: You have a loan of $1,000. The interest due on the next Policy Anniversary Date is $40. There is $500 of value in two divisions of the Separate Account. If interest is not paid on that date, we will add it to the existing loan. The $40 in interest will be attributed in proportion to the value in each separate account division ($20 to each division). From then on, the loan will be $1,040 and interest will be charged on this new amount.

Policy Debt Limit          Policy debt (which includes accrued interest) may not
                           exceed:

                           . The account value less surrender charges, if the Guaranteed Death Benefit Safety Test has not been met, or
                           . The account value, if the Guaranteed Death Benefit Safety Test has been met.

                           If this limit is reached, the policy will enter the Grace Period and may terminate. To terminate for this reason, we must mail written notice to the Owner and any assignee shown in our records at their last known addresses. This notice will state the amount needed to bring the policy debt back within the limit. For more information, please see the Termination, Grace Period, and Grace Period Notification provisions in
                           Part 3.

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Repayment Of               All or part of any policy debt may be repaid at any
Policy time while either Insured is living. Debt However, policy debt can be repaid only while this policy is in force. Each loan repayment will be credited on the Valuation Date we receive it, in good order, at our Administrative Office.

                           Loan repayments made within 30 days of a policy anniversary will first pay loan interest due. Any other repayment of policy debt will be allocated first to the Guaranteed Principal Account up to the amount of the policy loan (not counting any loan interest) that was attributed to the Guaranteed Principal Account. The amount of any loan repayment that increases the Guaranteed Principal Account will also be attributed to the Guaranteed Death Benefit Measure. Any repayment in excess of that amount will be allocated among the Guaranteed Principal Account and the divisions of the Separate Account according to the net premium allocation then in effect, excluding any specific dollar amount to the Guaranteed Principal Account.

                           Loan repayments must be clearly identified as such; otherwise, they will be considered premium payments.

Other Borrowing            We may delay the granting of any loan attributable to
Rules                      the Guaranteed Principal Account for up to six
                           months.

                           We may delay the granting of any loan attributable to the Separate Account during any period that:

                           . The New York Stock Exchange (or its successor) is closed, except for normal weekend or holiday closing, or trading is restricted; or
                           . The Securities and Exchange Commission (or its successor) determines that a state of emergency exists; or
                           . The Securities and Exchange Commission (or its successor) permits us to delay payment for the protection of our policy owners.

                           Surrendering This Policy And Making Withdrawals

Right To Surrender         This policy may be surrendered for its net surrender
                           value (see next provision) at any time while the policy is in force and either Insured is living. This policy will terminate as of the date of surrender and cannot be reinstated. See the definition of Valuation
                           Date in Part 1 for the effective date of financial transactions such as surrenders.

Net Surrender              The net surrender value of this policy is equal to
Value                      the account value less any surrender charges that
                           apply and less any policy debt. The surrender charge for this policy is the sum of the surrender charges for the Initial Face Amount and all Face Amount increases. These charges are shown in the Table(s) Of
                           Surrender Charges of the Policy Specifications. In no event will the net surrender value be less than zero.

Making                     After the first Policy Year, withdrawals may be made
Withdrawals                by written request at anytime while the policy is in
                           force. No withdrawals may be made after Attained Age
                           99 of the younger Insured. The request for a withdrawal must state the Account (or Accounts) from which the withdrawal will be made. If a withdrawal is made from the Guaranteed Principal Account, the Guaranteed Death Benefit Measure is reduced by the same amount. Withdrawals from the Guaranteed
                           Principal Account cannot exceed the

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                           Guaranteed Principal Account value less any existing
                           policy debt. For any withdrawal from the Separate Account, the request also must state the division (or divisions) from which the withdrawal will be made.

                           See the definition of Valuation Date in Part 1 for the effective date of financial transactions, such as withdrawals.

                           On the date of a withdrawal, the account value of this policy is reduced by the amount of the withdrawal. The withdrawal amount includes the withdrawal fee. The Maximum Withdrawal Fee that can be taken with each withdrawal is shown in the Policy Specifications.

                           The withdrawal from the Guaranteed Principal Account will be made by reducing the value in that Account to provide the amount of the withdrawal. A withdrawal from a division of the Separate Account will be made by selling a sufficient number of accumulation units to provide the amount of the withdrawal.

                           The Face Amount will be decreased if:

                           . Death Benefit Option 1 or Death Benefit Option 3 is in effect, as described in the Death Benefit Options provision in Part 6, and the Death Benefit is greater than the Minimum Death Benefit or, if Death Benefit Option 4 is in effect, the Death Benefit is greater than the Minimum Death Benefit and the withdrawal is made from the Guaranteed Principal Account; and
                           .  The Minimum Death Benefit (also described in Part
                              6) after the withdrawal would be less than the amount of benefit provided by the Death Benefit Option in effect; and
                           . We have not received evidence of insurability satisfactory to us.

                           In this case, the Face Amount will be decreased by an amount equal to the excess of (A) over (B), where:

                           (A) is the withdrawal amount; and
                           (B) is the lowest amount of withdrawal that would
                               reduce the Minimum Death Benefit below the amount of benefit provided by the Death Benefit Option in effect just after the withdrawal.

                           If a decrease follows one or more Face Amount increases, the decrease is taken from the most recent increase(s).

                           Withdrawals will be subject to the following limits:

                           . The minimum amount of a withdrawal (including the withdrawal fee) is $100;
                           . The maximum amount of a withdrawal on any date is 75% of the net surrender value of this policy on that date; and
                           . The Face Amount after a withdrawal must not be less than the Minimum Face Amount shown in the Policy Specifications.

                           Example: Death Benefit Option 1 is in effect and you make a withdrawal without furnishing us satisfactory evidence of insurability. Prior to your

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                                     withdrawal, your policy has a Face Amount
                                     of $600,000 and an account value of
                                     $120,000. If you make a withdrawal of
                                     $30,000, the account value will be reduced to $90,000, the Face Amount will be reduced to $570,000, and $29,975 will be paid to you.

                           If the Face Amount is reduced due to a withdrawal, we will send the Owner any revised or additional Policy Specifications for attachment to this policy. However, we have the right to require that the policy be sent to us to make the changes.

How We Pay                 Any withdrawal made will be paid in one sum. If the
                           policy is surrendered, the net surrender value may be paid in one sum or it may be applied under any payment option elected. See Part 7.

                           We may delay paying any surrender or withdrawal from the Guaranteed Principal Account for up to six months from the date we receive the written request.

                           We may delay paying any surrender or withdrawal from the Separate Account during any period that:

                           . The New York Stock Exchange (or its successor) is closed, except for normal weekend or holiday closing, or trading is restricted; or
                           . The Securities and Exchange Commission (or its successor) determines that a state of emergency exists; or
                           . The Securities and Exchange Commission (or its successor) permits us to delay payment for the protection of our policy owners.

                           Reinstating This Policy

When Policy May            After this policy has terminated, it may be
Be Reinstated              reinstated -- that is, put back in force. However,
                           the policy may not be reinstated:

                           . If it has been surrendered for its net surrender value; or
                           .  More than five years after the date of
                              termination; or
                           . After the Policy Anniversary Date nearest the younger Insured's 100th birthday; or
                           . If an Insured has died since the date of termination.

Requirements To            A written application and evidence of insurability
Reinstate                  satisfactory to us is required to reinstate. Also, a
                           premium is required as a cost to reinstate. This cost is the amount of premium needed to keep the policy in force for three months after reinstatement. This amount will be quoted on request. We will not apply this premium until your reinstatement application is approved.

Policy After               The policy will be reinstated on the Monthly Charge
Reinstatement              Date that is on, or precedes, the date we approve the
                           application. The Face Amount on the date of reinstatement will be the Face Amount on the termination date. The account value on the date of reinstatement will be the reinstatement premium accepted, less any premium expense charge and less any monthly charges due on that date. Reinstatement premium will be allocated in accordance with the net premium allocation that was in effect on the date the policy lapsed. The amount of reinstatement premium allocated to the Guaranteed Principal Account will also be reflected in the Guaranteed Death Benefit

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                           Measure. The Guaranteed Death Benefit Measure on the
                           date of reinstatement will be the reinstatement net premium allocated to the Guaranteed Principal Account, less any Guaranteed Death Benefit Monthly Factors on that date. We do not reinstate debt.

                           Upon reinstatement of this policy, the Table(s) Of Surrender Charges (shown in the Policy Specifications) will apply as though the policy had not terminated. However, if the surrender charge was taken when this policy terminated, then the applicable surrender charges will not be reinstated.

                           Our rights to contest the validity of, and terminate, this policy begin again on the date of reinstatement. See the Representations And Contestability and Death By Suicide provisions in Part 1.

                           Reports To Owner

Illustrative Report        In addition to the annual reports, after the first
                           Policy Year we will send an illustrative report of guaranteed and non-guaranteed values to the Owner upon written request. The illustration will be based on assumptions that the Owner may specify. We may limit the number of illustrations in any Policy Year.

Part 6.   The Death Benefit

The death benefit is the amount of money we will pay when we receive due proof at our Administrative Office that both Insureds died while the policy was in force. We discuss the death benefit in this Part.

When the first death occurs, we will not pay a death benefit. However, due proof of each Insured's death must be furnished to us at our Administrative Office when it occurs.

Amount Of Death            If both Insureds die while this policy is in force,
Benefit                    the death benefit will be the amount of benefit
                           provided by the Death Benefit Option in effect on the date of the second death, reduced by any policy debt outstanding on that date of death and any unpaid premium amount needed to avoid termination under the Grace Period and Termination provisions in Part 3.

Death Benefit              Four Death Benefit Options, described here, are
Options                    available under this policy. The Death Benefit Option
                           and the Face Amount in effect for this policy are shown in the Policy Specifications. The minimum death benefit is discussed in the next provision.

                           Death Benefit Option 1 - Under this Option, the amount of benefit is the greater of:

                           . The Face Amount in effect on the date of the second death; or
                           . The minimum death benefit in effect on the date of the second death.

                           Death Benefit Option 2 - Under this Option, the amount of benefit is the greater of:

                           . The Face Amount in effect on the date of the second death plus the account value on that date; or

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                           .  The minimum death benefit in effect on the date of
                              the second death.

                           Death Benefit Option 3 - Under this Option, the amount of benefit is the of:

                           . The Face Amount in effect on the date of the second death plus the sum of all premiums paid (and not refunded under the Right To Refund Premiums provision in Part 2) to that date; or
                           . The minimum death benefit in effect on the date of the second death

                           Death Benefit Option 4 - Under this Option, the amount of benefit is the greater of:

                           . The Face Amount in effect on the date of the second death plus the account value on that date minus the value of the Guaranteed Principal Account excluding the amount of any policy loan; or
                           . The minimum death benefit in effect on the date of the second death.

Minimum Death              The minimum death benefit on any date is equal to the
Benefit                    account value on that date multiplied by the Death
                           Benefit Factor for the younger Insured's Attained Age on that date. The Death Benefit Factor for each Attained Age is shown in the Policy Specifications.

Changes In The             After the first Policy Year, the Death Benefit Option
Death Benefit              may be changed upon written request while both
Option                     Insureds are living.  However, the Death Benefit
                           Option may not be changed after the Policy
                           Anniversary Date nearest the younger Insured's
                           Attained Age 99, and you cannot change the Death
                           Benefit Option to Death Benefit Option 3.

                           A change in the Death Benefit Option will be effective on the Monthly Charge Date that is on, or precedes, the date we receive the written request.

                           When the Death Benefit Option is changed, the Face Amount of this policy also changes on the effective date of the change as follows (all amounts are as of the date of change):

                           . Option 1 to Option 2: Decreased by an amount equal to the account value;
                           . Option 1 to Option 4: Decreased by an amount equal to the account value less the amount of the Guaranteed Principal Account excluding any policy loan;
                           . Option 2 to Option 1: Increased by an amount equal to the account value;
                           . Option 2 to Option 4: Increased by an amount equal to the Guaranteed Principal Account excluding any policy loan;
                           . Option 3 to Option 1: Increased by an amount equal to the sum of all premiums paid (and not refunded);
                           . Option 3 to Option 2: Increased by an amount equal to the sum of all premiums paid (and not refunded), and then decreased by an amount equal to the account value;
                           . Option 3 to Option 4: Increased by an amount equal to the sum of all premiums paid (and not refunded), and then decreased by the account value less the Guaranteed Principal Account excluding any policy loan;
                           . Option 4 to Option 1: Increased by an amount equal to the account value less the Guaranteed Principal Account excluding any policy loan; and
                           . Option 4 to Option 2: Decreased by an amount equal to the Guaranteed Principal Account excluding any policy loan.

P5-2004                                                               (c504mars)

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                           A change in the Death Benefit Option may follow one
                           or more increases in the Face Amount of this policy. In this case, the change will:

                           . If the Face Amount increases, increase the most recent increase, and
                           . If the Face Amount decreases, decrease the most recent increase(s).

                           No change in Death Benefit Option will be allowed if the Face Amount after the change would be less than the Minimum Face Amount shown in the Policy Specifications.

                           We may limit the number of Death Benefit Option changes in any Policy Year.

                           If the Death Benefit Option or the Face Amount is changed, we will send the Owner any revised Policy Specifications for attachment to this policy.

When We Pay                We will pay the death benefit within seven days after
                           we determine that the claim for the death benefit is in good order.

                           We may delay paying any portion of a death benefit attributable to the variable account value that becomes payable during any period that:

                           . The New York Stock Exchange (or its successor) is closed, except for normal weekend or holiday closing, or trading is restricted; or
                           . The Securities and Exchange Commission (or its successor) determines that a state of emergency exists; or
                           . The Securities and Exchange Commission (or its successor) permits us to delay payment for the protection of our policy owners.

Interest On                We will add interest from the date of the death of
Death                      the second Insured to the date of a Benefit lump sum
                           payment or the effective date of a payment option.
                           The amount of interest will be computed using an effective annual rate not less than 3% or, if greater, the annual rate required by law.

Part 7.   Payment Options

These are optional methods of settlement. These methods provide alternate ways in which payment can be made by us.

Availability Of            All or part of the death benefit or net surrender
Options                    value may be applied under any payment option. If
                           this policy is assigned, any amount due to the assignee will be paid in one sum. The balance, if any, may be applied under any payment option.

Minimum Amounts            If the amount to be applied under any option for any
                           one person is less than $10,000, we may pay the amount in one sum instead. If the payments under any option come to less than $100 each, we have the right to make payments at less-frequent intervals.

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Description Of             Our regular payment options are Options 1 through 6.
Options                    They are described in terms of monthly payments.
                           Annual, semiannual, or quarterly payments may be requested instead. The Payment Option Rates tables are shown after Part 8.

Option 1 Installments For A Specified Period. Equal monthly payments will be made for any period selected, up to 30 years. The amount of each payment depends on the total amount applied, the period selected, and the monthly income rates we are using when the first payment is due. See the Option 1. Installments For A Specified Period table for the minimum monthly income rates.

Option 2 Life Income. Equal monthly payments will be based on the life of a named person. Payments will continue for the lifetime of that person. Income with or without a minimum payment period may be elected. This benefit may be increased by the Alternate Life Income provision (in this Part). Proof of the named person's age, satisfactory to us, will be required. See the Option 2. Life Income tables for the minimum monthly income rates.

Option 3 Interest. We will hold any amount applied under this option. Interest on the amount will be paid at an effective annual rate determined by us. This rate will not be less than 3%.

Option 4 Installments Of Specified Amount. Each payment will be made for an agreed fixed amount. The total amount paid during the first year must be at least 6% of the total amount applied. Interest will be credited each month on the unpaid balance and added to it. This interest will be at an effective annual rate determined by us, but not less than 3%. Payments continue until the balance we hold is reduced to an amount less than the agreed fixed amount. The last payment will be for the balance only.

Option 5 Life Income With Payments Guaranteed For Amount Applied. Equal monthly payments will be based on the life of a named person. Payments will be made until the total amount paid equals the amount applied, and as long thereafter as the named person lives. This benefit may be increased by the Alternate Life Income provision (in this Part). Proof of the named person's age, satisfactory to us, will be required. See the Option 5. Life Income With Payments Guaranteed For Amount Applied tables for the minimum monthly income rates.

Option 6                   Joint Life Income With Reduced Payments To Survivor.
                           Monthly payments will be based on the lives of two named persons. Payments at the initial level will continue while both are living or for 10 years if longer. When one dies (but not before the 10 years has elapsed), payments are reduced by one-third and will continue at that level for the lifetime of the other. After the 10 years has elapsed, payments stop when both named persons have died. This benefit may be increased by the Alternate Life Income provision (in this Part). Proof of the named persons' ages, satisfactory to us, will be required. See the Option
                           6. Joint Life Income With Reduced Payments To Survivor tables for the minimum monthly income rates.

Alternate Life             If Option 2, 5, or 6 is elected, the named person(s)
Income                     can elect to receive an alternate life income instead
                           of receiving income based on the rates shown in the Payment Option Rates tables. The election must be made at the time the income is to begin. The

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                           monthly alternate life income will be at least equal
                           to the monthly income provided by a new single premium immediate annuity (first payment immediate), based on our published rates then in use when the payment option is elected. The alternate life income will not be available if we are not offering new single premium immediate annuities at the time of election.

Electing A                 To elect any payment option, we require a written
Payment                    request. The Owner may elect an Option option during
                           either Insured's lifetime. If the death benefit is payable in one sum when the second death occurs, the Beneficiary may elect an option with our consent.

Effective Date             The effective date of a payment option is the date
And Payment                the amount is applied under that option. For a death
Dates                      benefit, this is the date that due proof of the
                           deaths of both Insureds has been received at our Administrative Office. For the net surrender value, it is the effective date of surrender.

                           The first payment is due on the effective date, except the first payment under Option 3 is due one month later. A later date for the first payment may be requested in the payment option election. All payment dates will fall on the same day of the month as the first one. No payment will become due until a payment date. No part payment will be made for any period shorter than the time between payment dates.

                           Example: Monthly payments of $100 are being made to your son on the 1st of each month. He dies on the 10th. No part payment is due your son or his estate for the period between the 1st and the 10th.

Withdrawals And            If provided in the payment option election, all or
Changes                    part of the unpaid balance under Option 3 or 4 may be
                           withdrawn or applied under any other option.

                           If the net surrender value is applied under Option 3 or 4, we may delay payment of any withdrawal for up to six months. In this case, interest at the rate in effect for Option 3 during this period will be paid on the amount withdrawn.

Income Protection          To the extent permitted by law, each option payment
                           and any withdrawal shall be free from legal process and the claim of any creditor of the person entitled to them. No option payment and no amount held under an option can be taken or assigned in advance of its payment date, unless the Owner's written consent is given before the second death. This consent must be received at our Administrative Office.

Other Payment              Options for any amount payable to an association,
Option Rules               corporation, partnership, or fiduciary are available
                           only with our consent. However, a corporation or partnership may apply any amount payable to it under Option 2, 5, or 6 if the option payments are based on the life or lives of an Insured, an Insured's spouse, any child of an Insured, or any other person agreed to by us.

                           If a minimum payment period is elected under Options 1, 2, 5, and 6, the effective annual interest rate will not be less than 3%. This does not apply when an alternate life income is elected.

P5-2004                                                               (c504mars)

                           If a minimum payment period is elected, after the first payment is made we may increase the payments to reflect any additional interest earnings determined by us. This does not apply when an alternate life income is elected.

                           If the income that would be payable under a given payment option is the same for 2 or more periods of time at a given age, we automatically will pay income for the longest period.

                           Example: You choose Option 2. You are 50 years old. The Payment Option Rate (for Option 2) is $3.64 for 5 years. The Payment Option Rate for 10 years is also $3.64. We will pay income for at least 10 years, which is the longest period.

Part 8.   Notes On Our Computations

This Part covers some technical points about this policy.

Net Investment             For each division of the Separate Account, the Net
Factor                     Investment for any Factor Valuation Period is the
                           gross investment rate for that period plus 1.00000000 and minus a Separate Account Asset charge for mortality and expense risk. This Separate Account
                           Asset charge will not exceed the Maximum Separate
                           Account Asset Charge shown in the Policy
                           Specifications. The Net Investment Factor may be greater or less than 1.00000000. For more information, please see the Daily Separate Account
                           Asset Charge provision below.

                           For each division of the Separate Account, the gross investment rate for any Valuation Date is equal to:

                           . The net earnings of that division on the Valuation Date; divided by
                           . The value of the total assets of that division on the Valuation Date.

                           The net earnings of each division are equal to the accrued investment income and capital gains and losses (realized and unrealized) of that division reduced by any investment management fees and any other expenses, and by any amount charged against that division for taxes paid or reserved by us.

                           The gross investment rate will be determined by us in accordance with generally accepted accounting principles and applicable laws, rules and regulations. This determination shall be conclusive upon the Owner, the Insureds, any Beneficiary, any assignee, and any other person under this policy.

Daily Separate             The Separate Account asset charge is a daily charge
Account Asset              that is applied to the policy's  variable account
Charge                     value as part of the Net Investment Factor
                           calculation. The maximum annual asset charge is shown in the Policy Specifications.

                           During Policy Years 1 through 15, the rate we charge is determined on the policy's Monthly Charge Date and will vary by the policy's account value after the monthly charges due for that date are deducted. The Separate Account asset charge during Policy Years 1 through 15 is banded according to the following policy account value ranges:
                                                                         Page 33

P5-2004                                                               (c504mars)

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                           .  $0 - $49,999.99
                           .  $50,000 - $99,999.99
                           .  $100,000+

                           During Policy Years 16 and later the Separate Account Asset charge is a flat rate.

Accumulation Unit          The value of an accumulation unit in each division
Value                      was set at $1.000000 on the first Valuation Date
                           selected by us. The value on any date thereafter is equal to the product of the Net Investment Factor for that division for the Valuation Period that includes that date and the accumulation unit value on the preceding Valuation Date.

Adjustment Of Units        We have the right to split or consolidate the number
And Values                 of accumulation units credited to the policy, with a
                           corresponding increase or decrease in the unit values. We may exercise this right whenever we consider an adjustment of units to be desirable.
                           However, strict equity will be preserved in making any adjustment. No adjustment will have any material effect on the benefits, provisions, or investment return of this policy, or on the Owner, an Insured, any Beneficiary, any assignee or other person, or on us.

Basis Of                   The basis of computation consists of the mortality
Computation                rates and interest rates we use to determine:

                           .  The minimum net surrender values;
                           .  The maximum monthly insurance charges;
                           . The minimum rate used to credit interest on the fixed account value of the policy; and
                           . The minimum payments under payment Options 2, 5, and 6.

                           The mortality rates for the minimum net surrender values and for the maximum monthly insurance charges are shown in each Table Of Maximum Monthly Insurance Charges. The Minimum Annual Interest Rate For The Guaranteed Principal Account used to credit interest on the unloaned fixed account value of the policy is shown in the Policy Specifications. The mortality tables specified apply to amounts in a standard risk classification. Appropriate modifications are made to these tables for any amount that is not in a standard risk classification.

                           In computing the minimum payments under payment Options 2, 5, and 6, we use mortality rates from the 1983 Table "a" with Projection G for 32 years. The interest rate used is an annual rate of 3%.

Method Of                  When required by the state where this policy was
Computing                  delivered, we filed a detailed Values statement of
                           the method we use to compute the policy benefits and values. These benefits and values are not less than those required by the laws of that state.
                                                                         Page 34

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             ------------------------------------------------------
                           OPTION 1. INSTALLMENTS FOR
                              A SPECIFIED PERIOD -
                              PAYMENT OPTION RATES
             ------------------------------------------------------
                               MONTHLY INCOME PER
                            $1,000 OF AMOUNT APPLIED
             ------------------------------------------------------
                      Years              Monthly Income
                        1                    $ 84.47
                        2                      42.86
                        3                      28.99
                        4                      22.06
                        5                      17.91
                        6                      15.14
                        7                      13.16
                        8                      11.68
                        9                      10.53
                       10                       9.61
                       11                       8.86
                       12                       8.24
                       13                       7.71
                       14                       7.26
                       15                       6.87
                       16                       6.53
                       17                       6.23
                       18                       5.96
                       19                       5.73
                       20                       5.51
                       21                       5.32
                       22                       5.15
                       23                       4.99
                       24                       4.84
                       25                       4.71
                       26                       4.59
                       27                       4.47
                       28                       4.37
                       29                       4.27
                       30                       4.18
             ------------------------------------------------------
                       The first income payment is payable
                      on the effective date of this Option.
             ------------------------------------------------------

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--------------------------------------------------------------------------------
                  OPTION 2. LIFE INCOME - PAYMENT OPTION RATES
            OPTION 5. LIFE INCOME WITH PAYMENTS GUARANTEED FOR AMOUNT
                         APPLIED - PAYMENT OPTION RATES
--------------------------------------------------------------------------------
                MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
                                      MALE
--------------------------------------------------------------------------------
                               5 YEARS       10 YEARS      20 YEARS      AMOUNT
   AGE*        LIFE ONLY       MINIMUM       MINIMUM       MINIMUM       APPLIED
----------- --------------- ------------- ------------- ------------- ----------
    50           $3.94          $3.93         $3.91         $3.84         $3.82
    51            4.00           3.99          3.97          3.89          3.87
    52            4.07           4.06          4.04          3.94          3.93
    53            4.14           4.13          4.10          4.00          3.98
    54            4.21           4.20          4.17          4.06          4.05

    55            4.29           4.28          4.25          4.11          4.11
    56            4.37           4.36          4.32          4.17          4.17
    57            4.45           4.44          4.40          4.23          4.24
    58            4.54           4.53          4.49          4.30          4.32
    59            4.64           4.63          4.58          4.36          4.39

    60            4.75           4.73          4.67          4.42          4.47
    61            4.86           4.84          4.77          4.49          4.55
    62            4.97           4.95          4.88          4.56          4.64
    63            5.10           5.07          4.99          4.62          4.73
    64            5.23           5.20          5.11          4.69          4.83

    65            5.38           5.34          5.23          4.75          4.93
    66            5.53           5.49          5.36          4.82          5.04
    67            5.69           5.64          5.49          4.88          5.15
    68            5.87           5.81          5.63          4.94          5.27
    69            6.05           5.98          5.77          5.00          5.39

    70            6.25           6.17          5.92          5.06          5.52
    71            6.46           6.36          6.07          5.11          5.66
    72            6.68           6.56          6.23          5.16          5.80
    73            6.91           6.78          6.39          5.21          5.95
    74            7.16           7.00          6.56          5.25          6.10

    75            7.43           7.24          6.73          5.29          6.27
    76            7.71           7.50          6.90          5.33          6.44
    77            8.02           7.76          7.07          5.36          6.63
    78            8.35           8.04          7.25          5.39          6.82
    79            8.70           8.33          7.42          5.41          7.02

    80            9.07           8.64          7.60          5.43          7.23
    81            9.47           8.96          7.77          5.45          7.46
    82            9.89           9.29          7.94          5.46          7.69
    83           10.35           9.64          8.10          5.48          7.93
    84           10.83          10.00          8.26          5.48          8.19

    85           11.35          10.37          8.41          5.49          8.46
--------------------------------------------------------------------------------
                Rates for other ages are available upon request.
          *Age on birthday nearest the due date of the first payment.
    The first income payment is payable on the effective date of this Option.
--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------
                  OPTION 2. LIFE INCOME - PAYMENT OPTION RATES
            OPTION 5. LIFE INCOME WITH PAYMENTS GUARANTEED FOR AMOUNT
                         APPLIED - PAYMENT OPTION RATES
--------------------------------------------------------------------------------
                MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
                                     FEMALE
--------------------------------------------------------------------------------
                             5 YEARS       10 YEARS      20 YEARS       AMOUNT
   AGE*     LIFE ONLY        MINIMUM       MINIMUM       MINIMUM        APPLIED
--------- -------------- -------------- ------------- -------------- -----------
    50        $3.64          $3.64          $3.63         $3.60          $3.58
    51         3.69           3.69           3.68          3.63           3.63
    52         3.74           3.74           3.73          3.69           3.67
    53         3.80           3.80           3.79          3.74           3.72
    54         3.86           3.85           3.84          3.79           3.77

    55         3.92           3.91           3.90          3.84           3.83
    56         3.98           3.98           3.96          3.90           3.88
    57         4.05           4.04           4.03          3.95           3.94
    58         4.12           4.12           4.10          4.01           4.00
    59         4.20           4.19           4.17          4.07           4.07

    60         4.28           4.27           4.25          4.14           4.13
    61         4.36           4.36           4.33          4.20           4.20
    62         4.45           4.45           4.42          4.27           4.28
    63         4.55           4.54           4.51          4.34           4.36
    64         4.65           4.64           4.60          4.41           4.44

    65         4.76           4.75           4.70          4.48           4.53
    66         4.88           4.86           4.81          4.55           4.62
    67         5.00           4.99           4.92          4.62           4.71
    68         5.14           5.12           5.04          4.69           4.82
    69         5.28           5.26           5.17          4.76           4.92

    70         5.44           5.41           5.30          4.83           5.04
    71         5.60           5.57           5.45          4.90           5.16
    72         5.78           5.74           5.59          4.97           5.28
    73         5.97           5.92           5.75          5.03           5.42
    74         6.18           6.12           5.91          5.09           5.56

    75         6.40           6.33           6.08          5.15           5.71
    76         6.64           6.55           6.26          5.20           5.87
    77         6.90           6.79           6.44          5.25           6.04
    78         7.18           7.04           6.63          5.29           6.21
    79         7.48           7.31           6.82          5.33           6.40

    80         7.80           7.60           7.01          5.36           6.59
    81         8.14           7.90           7.21          5.39           6.80
    82         8.52           8.22           7.40          5.41           7.01
    83         8.92           8.56           7.60          5.43           7.24
    84         9.36           8.92           7.78          5.45           7.48

    85         9.83           9.29           7.96          5.47           7.73
--------------------------------------------------------------------------------
                Rates for other ages are available upon request.
           *Age on birthday nearest the due date of the first payment.
    The first income payment is payable on the effective date of this Option.
--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------
                OPTION 6. JOINT LIFE INCOME WITH REDUCED PAYMENTS
                       TO SURVIVOR - PAYMENT OPTION RATES
--------------------------------------------------------------------------------
                MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
                                  MALE & FEMALE
--------------------------------------------------------------------------------
MALE                FEMALE IS YOUNGER THAN MALE BY:
      --------------------------------------------------------------------------
AGE*  10 Yrs.  9 Yrs.  8 Yrs.  7 Yrs.  6 Yrs. 5 Yrs. 4 Yrs. 3 Yrs. 2 Yrs.  1 Yr.
----  -------  ------  ------  ------  ------ ------ ------ ------ ------ ------
 55    $3.63    $3.65   $3.68   $3.70   $3.73  $3.76  $3.79  $3.82  $3.85  $3.88
 56     3.67     3.70    3.73    3.75    3.78   3.81   3.84   3.87   3.90   3.94
 57     3.72     3.75    3.78    3.81    3.84   3.87   3.90   3.93   3.97   4.00
 58     3.77     3.80    3.83    3.86    3.89   3.93   3.96   4.00   4.03   4.07
 59     3.83     3.86    3.89    3.92    3.96   3.99   4.03   4.06   4.10   4.14

 60     3.88     3.92    3.95    3.98    4.02   4.06   4.09   4.13   4.17   4.21
 61     3.94     3.98    4.01    4.05    4.09   4.13   4.16   4.21   4.25   4.29
 62     4.01     4.04    4.08    4.12    4.16   4.20   4.24   4.28   4.33   4.37
 63     4.07     4.11    4.15    4.19    4.23   4.28   4.32   4.37   4.41   4.46
 64     4.14     4.18    4.22    4.27    4.31   4.36   4.40   4.45   4.50   4.55

 65     4.21     4.26    4.30    4.35    4.39   4.44   4.49   4.54   4.60   4.65
 66     4.29     4.33    4.38    4.43    4.48   4.53   4.58   4.64   4.69   4.75
 67     4.37     4.42    4.47    4.52    4.57   4.63   4.68   4.74   4.80   4.86
 68     4.45     4.50    4.56    4.61    4.67   4.73   4.79   4.85   4.91   4.97
 69     4.54     4.59    4.65    4.71    4.77   4.83   4.89   4.96   5.03   5.09

 70     4.63     4.69    4.75    4.81    4.87   4.94   5.01   5.08   5.15   5.22
 71     4.73     4.79    4.85    4.92    4.99   5.06   5.13   5.20   5.28   5.35
 72     4.83     4.89    4.96    5.03    5.10   5.18   5.25   5.33   5.41   5.49
 73     4.93     5.00    5.07    5.15    5.23   5.30   5.38   5.47   5.55   5.64
 74     5.04     5.12    5.19    5.27    5.35   5.44   5.52   5.61   5.70   5.79

 75     5.16     5.24    5.32    5.40    5.49   5.58   5.67   5.76   5.85   5.95
 76     5.28     5.36    5.45    5.54    5.63   5.72   5.82   5.92   6.02   6.12
 77     5.41     5.50    5.59    5.68    5.78   5.88   5.98   6.08   6.18   6.29
 78     5.54     5.63    5.73    5.83    5.93   6.04   6.14   6.25   6.36   6.46
 79     5.68     5.78    5.88    5.98    6.09   6.20   6.31   6.42   6.53   6.65

 80     5.82     5.93    6.04    6.15    6.26   6.37   6.49   6.60   6.72   6.83
 81     5.97     6.08    6.20    6.31    6.43   6.55   6.67   6.79   6.90   7.02
 82     6.13     6.25    6.36    6.48    6.61   6.73   6.85   6.97   7.09   7.21
 83     6.29     6.41    6.53    6.66    6.79   6.91   7.04   7.16   7.28   7.40
 84     6.46     6.58    6.71    6.84    6.97   7.10   7.23   7.35   7.47   7.59

 85     6.63     6.76    6.89    7.02    7.15   7.29   7.41   7.54   7.66   7.78
--------------------------------------------------------------------------------
                Rates for other ages are available upon request.
           *Age on birthday nearest the due date of the first payment.
    The first income payment is payable on the effective date of this Option.
--------------------------------------------------------------------------------

P5-2004                                                               (c504mars)

--------------------------------------------------------------------------------
                OPTION 6. JOINT LIFE INCOME WITH REDUCED PAYMENTS
                       TO SURVIVOR - PAYMENT OPTION RATES
--------------------------------------------------------------------------------
                MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
                                  MALE & FEMALE
--------------------------------------------------------------------------------
  MALE                    FEMALE IS OLDER THAN MALE BY:
         -----------------------------------------------------------------------
  AGE*     SAME AGE     1 YEAR     2 YEARS     3 YEARS      4 YEARS     5 YEARS
-------- ------------ ---------- ----------- ----------- ------------ ----------
   55        $3.91       $3.94       $3.97      $4.01        $4.04        $4.08
   56         3.97        4.00        4.04       4.07         4.11         4.15
   57         4.04        4.07        4.11       4.15         4.18         4.22
   58         4.10        4.14        4.18       4.22         4.26         4.30
   59         4.18        4.22        4.26       4.30         4.34         4.39

   60         4.25        4.30        4.34       4.38         4.43         4.47
   61         4.33        4.38        4.42       4.47         4.52         4.57
   62         4.42        4.47        4.52       4.57         4.62         4.67
   63         4.51        4.56        4.61       4.66         4.72         4.77
   64         4.60        4.66        4.71       4.77         4.83         4.88

   65         4.71        4.76        4.82       4.88         4.94         5.00
   66         4.81        4.87        4.93       4.99         5.06         5.12
   67         4.92        4.99        5.05       5.12         5.18         5.25
   68         5.04        5.11        5.18       5.25         5.32         5.39
   69         5.16        5.24        5.31       5.38         5.46         5.53

   70         5.29        5.37        5.45       5.52         5.60         5.68
   71         5.43        5.51        5.59       5.67         5.76         5.84
   72         5.58        5.66        5.74       5.83         5.91         6.00
   73         5.73        5.81        5.90       5.99         6.08         6.17
   74         5.88        5.97        6.07       6.16         6.25         6.34

   75         6.05        6.14        6.24       6.33         6.43         6.52
   76         6.21        6.31        6.41       6.51         6.61         6.70
   77         6.39        6.49        6.59       6.69         6.79         6.89
   78         6.57        6.68        6.78       6.88         6.98         7.07
   79         6.76        6.86        6.97       7.07         7.17         7.26

   80         6.94        7.05        7.16       7.26         7.36         7.45
   81         7.13        7.25        7.35       7.45         7.55         7.63
   82         7.33        7.44        7.54       7.64         7.73         7.82
   83         7.52        7.62        7.73       7.82         7.91         7.99
   84         7.70        7.81        7.91       8.00         8.08         8.16

   85         7.88        7.99        8.08       8.17         8.25         8.32
--------------------------------------------------------------------------------
                Rates for other ages are available upon request.
           *Age on birthday nearest the due date of the first payment.
    The first income payment is payable on the effective date of this Option.
--------------------------------------------------------------------------------

P5-2004                                                               (c504mars)

--------------------------------------------------------------------------------
                OPTION 6. JOINT LIFE INCOME WITH REDUCED PAYMENTS
                       TO SURVIVOR - PAYMENT OPTION RATES
--------------------------------------------------------------------------------
                MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
                                 MALE 1 & MALE 2
--------------------------------------------------------------------------------
 MALE 1                    MALE 2 IS YOUNGER THAN MALE 1 BY:
       -------------------------------------------------------------------------
  AGE*  10 Yrs. 9 Yrs. 8 Yrs. 7 Yrs. 6 Yrs. 5 Yrs. 4 Yrs. 3 Yrs.  2 Yrs.  1 Yr.
--------------------------------------------------------------------------------
   60    $4.06  $4.09  $4.13  $4.17  $4.20  $4.24  $4.28  $4.33   $4.37   $4.41
   61     4.12   4.16   4.20   4.24   4.28   4.32   4.36   4.41    4.45    4.50
   62     4.20   4.24   4.28   4.32   4.36   4.41   4.45   4.50    4.54    4.59
   63     4.27   4.31   4.36   4.40   4.45   4.49   4.54   4.59    4.64    4.69
   64     4.35   4.39   4.44   4.49   4.53   4.58   4.63   4.69    4.74    4.79

   65     4.43   4.48   4.53   4.58   4.63   4.68   4.73   4.79    4.84    4.90
   66     4.52   4.57   4.62   4.67   4.73   4.78   4.84   4.90    4.95    5.01
   67     4.61   4.66   4.72   4.77   4.83   4.89   4.95   5.01    5.07    5.13
   68     4.71   4.76   4.82   4.88   4.94   5.00   5.06   5.13    5.19    5.26
   69     4.81   4.87   4.93   4.99   5.05   5.12   5.19   5.25    5.32    5.39

   70     4.91   4.98   5.04   5.11   5.17   5.24   5.31   5.38    5.46    5.53
   71     5.02   5.09   5.16   5.23   5.30   5.37   5.45   5.52    5.59    5.67
   72     5.14   5.21   5.28   5.36   5.43   5.51   5.58   5.66    5.74    5.82
   73     5.26   5.33   5.41   5.49   5.57   5.65   5.73   5.81    5.89    5.97
   74     5.39   5.47   5.55   5.63   5.71   5.79   5.88   5.96    6.04    6.13

   75     5.52   5.60   5.69   5.77   5.86   5.95   6.03   6.12    6.21    6.29
================================================================================

 MALE 1                    MALE 2 IS OLDER THAN MALE 1 BY:
       -------------------------------------------------------------------------
  AGE*      SAME AGE     1 Yr.     2 Yrs.      3 Yrs.       4 Yrs.       5 Yrs.
--------------------------------------------------------------------------------
   60        $4.45       $4.50     $4.54       $4.59        $4.63        $4.68
   61         4.54        4.59      4.64        4.69         4.73         4.78
   62         4.64        4.69      4.74        4.79         4.84         4.89
   63         4.74        4.79      4.84        4.90         4.95         5.00
   64         4.85        4.90      4.95        5.01         5.06         5.12

   65         4.96        5.01      5.07        5.13         5.19         5.24
   66         5.07        5.13      5.19        5.25         5.31         5.37
   67         5.20        5.26      5.32        5.38         5.45         5.51
   68         5.32        5.39      5.46        5.52         5.58         5.65
   69         5.46        5.53      5.59        5.66         5.73         5.79

   70         5.60        5.67      5.74        5.81         5.88         5.95
   71         5.74        5.82      5.89        5.96         6.03         6.10
   72         5.89        5.97      6.04        6.12         6.19         6.26
   73         6.05        6.13      6.21        6.28         6.36         6.43
   74         6.21        6.29      6.37        6.45         6.53         6.60

   75         6.38        6.46      6.54        6.62         6.70         6.77
--------------------------------------------------------------------------------
                Rates for other ages are available upon request.
           *Age on birthday nearest the due date of the first payment.
   The first income payment is payable on the effective date of this Option.
--------------------------------------------------------------------------------

P5-2004                                                               (c504mars)

--------------------------------------------------------------------------------
                OPTION 6. JOINT LIFE INCOME WITH REDUCED PAYMENTS
                       TO SURVIVOR - PAYMENT OPTION RATES
--------------------------------------------------------------------------------
                MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
                               FEMALE 1 & FEMALE 2
--------------------------------------------------------------------------------
FEMALE 1                     FEMALE 2 IS YOUNGER THAN FEMALE 1 BY:
        ------------------------------------------------------------------------
  AGE*  10 Yrs. 9 Yrs. 8 Yrs. 7 Yrs. 6 Yrs.  5 Yrs. 4 Yrs. 3 Yrs.  2 Yrs.  1 Yr.
--------------------------------------------------------------------------------
   60    $3.76  $3.79  $3.82  $3.85  $3.88   $3.91  $3.95  $3.98   $4.01  $ 4.05
   61     3.82   3.85   3.88   3.91   3.94    3.98   4.01   4.05    4.08    4.12
   62     3.88   3.91   3.94   3.98   4.01    4.05   4.08   4.12    4.16    4.20
   63     3.94   3.97   4.01   4.04   4.08    4.12   4.16   4.19    4.23    4.28
   64     4.00   4.04   4.07   4.11   4.15    4.19   4.23   4.27    4.32    4.36

   65     4.07   4.11   4.15   4.19   4.23    4.27   4.31   4.36    4.40    4.45
   66     4.14   4.18   4.22   4.27   4.31    4.35   4.40   4.45    4.50    4.54
   67     4.22   4.26   4.30   4.35   4.40    4.44   4.49   4.54    4.59    4.64
   68     4.30   4.34   4.39   4.44   4.49    4.54   4.59   4.64    4.70    4.75
   69     4.38   4.43   4.48   4.53   4.58    4.64   4.69   4.75    4.80    4.86

   70     4.47   4.52   4.57   4.63   4.68    4.74   4.80   4.86    4.92    4.98
   71     4.56   4.62   4.67   4.73   4.79    4.85   4.91   4.98    5.04    5.11
   72     4.66   4.72   4.78   4.84   4.91    4.97   5.04   5.10    5.17    5.24
   73     4.77   4.83   4.89   4.96   5.03    5.09   5.16   5.24    5.31    5.38
   74     4.88   4.94   5.01   5.08   5.15    5.23   5.30   5.38    5.45    5.53

   75     4.99   5.06   5.14   5.21   5.29    5.36   5.44   5.52    5.60    5.69
================================================================================

FEMALE 1                     FEMALE 2 IS OLDER THAN FEMALE 1 BY:
        ------------------------------------------------------------------------
  AGE*     SAME AGE      1 Yr.      2 Yrs.        3 Yrs.      4 Yrs.     5 Yrs.
--------------------------------------------------------------------------------
   60       $4.08        $4.12      $4.16         $4.19       $4.23      $4.27
   61        4.16         4.20       4.23          4.27        4.31       4.35
   62        4.24         4.28       4.32          4.36        4.40       4.44
   63        4.32         4.36       4.40          4.45        4.49       4.54
   64        4.40         4.45       4.50          4.54        4.59       4.64

   65        4.50         4.54       4.59          4.64        4.69       4.74
   66        4.59         4.64       4.70          4.75        4.80       4.85
   67        4.70         4.75       4.80          4.86        4.91       4.97
   68        4.81         4.86       4.92          4.98        5.04       5.09
   69        4.92         4.98       5.04          5.10        5.16       5.23

   70        5.04         5.11       5.17          5.24        5.30       5.36
   71        5.17         5.24       5.31          5.38        5.44       5.51
   72        5.31         5.38       5.45          5.52        5.59       5.66
   73        5.46         5.53       5.60          5.68        5.75       5.82
   74        5.61         5.69       5.76          5.84        5.92       5.99

   75        5.77         5.58       5.93          6.01        6.09       6.16
--------------------------------------------------------------------------------
                Rates for other ages are available upon request.
           *Age on birthday nearest the due date of the first payment.
   The first income payment is payable on the effective date of this Option.
--------------------------------------------------------------------------------

P5-2004                                                               (c504mars)

Massachusetts Mutual                       Home Office:
                                           1295 State Street
Life Insurance Company                     Springfield, Massachusetts 01111-0001


     Survivorship Flexible Premium Adjustable Variable Life Insurance Policy


This Policy provides that:

A death benefit is payable when both Insureds have died.
Within specified limits, flexible premiums may be paid while either Insured is living. This policy is participating - Annual dividends may or may not be paid.

Notice Of Annual Meeting

The Insureds are hereby notified that by virtue of this policy they are members of Massachusetts Mutual Life Insurance Company and are entitled to vote either in person or by proxy at any and all meetings of said Company. The annual meetings are held at its Home Office, in Springfield, Massachusetts, on the second Wednesday in April of each year at 2 o'clock p.m.

P5-2004                                                               (g504mars)